Exhibit 10.1

EXECUTION COPY

NOTE: CERTAIN IDENTIFIED INFORMATION IN THIS AGREEMENT HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH PORTIONS HAVE BEEN REDACTED AND ARE MARKED WITH A “[****]” IN PLACE OF THE REDACTED LANGUAGE.

AMENDED AND RESTATED 2019INFORMATION TECHNOLOGY SERVICES AGREEMENT
between

INTERNATIONAL BUSINESS MACHINES CORPORATION
and
BROADRIDGE FINANCIAL SOLUTIONS, INC.
Dated as of December 31, 2019

TABLE OF CONTENTS
         i

         v

TABLE OF EXHIBITS
Exhibit 1 Transition Plan
Attachment 1-A Transition Plan
Exhibit 2 Statement of Work
Attachment 2-A Mainframe
Attachment 2-B Managed Network Services
Attachment 2-C Cross-Functional – Other Services
Attachment 2-D Cross-Functional – Hardware and Software Services
Attachment 2-E Cross-Functional – Service Support Services
Attachment 2-F Cross-Functional – Service Delivery Services
Attachment 2-G Enterprise Security Services
Attachment 2-H Form of Statement of Work
Exhibit 3 Service Level Management
Attachment 3-A Critical Service Levels and Key Measurements
Attachment 3-B Service Level Matrix
Attachment 3-C Measuring Tools and Methodologies
Attachment 3-D Post Mortem Document
Exhibit 4 Fees
Attachment 4-A1 Base Fees
Attachment 4-A2 Transition Fees and Ramp-Up Fees
Attachment 4-A3 ARC Rates and RRC Rates
Attachment 4-A4 Intentionally left blank
Attachment 4-A5 Unit Rates
Attachment 4-A6 Summary of Fees
Attachment 4-B Financial Responsibility Matrix
Attachment 4-C Resource Units
Attachment 4-D Resource Unit Baselines
Attachment 4-E Form of Invoice
Attachment 4-F Capital Expenditure and Hardware Services Charge
Attachment 4-G Termination Fees
Attachment 4-H Intentionally left blank
Attachment 4-I Benchmarking Fee Schedule
Attachment 4-J Operational Capacity
Attachment 4-K Hourly Rate Card

Exhibit 5 Customer Third Party Contracts
Exhibit 6 Customer Software and Hardware
Exhibit 7 Supplier Software and Hardware
Exhibit 8 Service Locations
Exhibit 9 Governance
Attachment 9-A Committee Members
Attachment 9-B Procedures Manual
Attachment 9-C Severity Levels
Exhibit 10 Reports
Exhibit 11 Customer Architecture
Exhibit 12 Customer Policies
Attachment 12-A Information Security Requirements
Attachment 12-B Drug Testing Requirements
Exhibit 13 Business Continuity Plan
Attachment 13-A Customer Disaster Recovery Plan
Attachment 13-B Test Acceptance Criteria Checklist
Exhibit 14 Form of Non-Disclosure and Assignment Agreement
Attachment 14-A Business Conduct Guidelines
Attachment 14-B IBM Confidentiality Agreement
Exhibit 15 Termination Assistance
Exhibit 16 Intentionally Left Blank
Exhibit 17 Planned Projects
Exhibit 18 Customer Satisfaction Survey
Attachment 18-A Sample SET/MET Discussion Document
Exhibit 19 Form of Monthly Datacom Billing File
Exhibit 20 Facilities Use Terms
Exhibit 21 Customer Competitors
Exhibit 22 [****]
Exhibit 23 Supplier Service Location Security Policies
        Attachment 23-A Data Center Security Policies
        Attachment 23-B Facilities Infrastructure Tour Process
Exhibit 24 [****] Criteria
Exhibit 25 [****]
Exhibit 26 Supplier Competitors
Exhibit 27 Form of Auditor Update Letter

Exhibit 28 Supplier Confidential Information Pre-Approved for Disclosure
Exhibit 29 Top Twenty Broker-Dealers
Exhibit 30 Supplier Employee Screening Policies and Procedures
Exhibit 31 Restricted Roles
Exhibit 32 [****]
Exhibit 33 Additional IBM i-Series Platform and External SAN Storage Platform Terms
Exhibit 34 [****]

AMENDED AND RESTATED 2019
INFORMATION TECHNOLOGY SERVICES AGREEMENT

This Amended and Restated Information Technology Services Agreement (the "Agreement") is made and entered into as of December 31, 2019 (the "Restated Date") by and between INTERNATIONAL BUSINESS MACHINES CORPORATION, with offices at New Orchard Road, Armonk, New York  10504 ("Supplier Party"), and BROADRIDGE FINANCIAL SOLUTIONS, INC., with offices at 2 Gateway Center, 14th Floor, Newark, New Jersey  07102 ("Customer Party").
WHEREAS, this Agreement amends and restates, in its entirety, the Information Technology Services Agreement by and between Supplier Party and Customer Party, dated March 31, 2010 (the "Effective Date"), as amended by Supplier Party and Customer Party during the period between the Effective Date and the Restated Date (the "Legacy Agreement");
         WHEREAS, the Contracting Parties have engaged in extensive negotiations that have culminated in the formation of the relationship described in this Agreement;
         WHEREAS, certain services previously provided to Customer by ADP were, as of the Effective Date, and continue to be as of the Restated Date, provided by Supplier to Customer;
         WHEREAS, Supplier continues to desire to provide to Customer, and Customer continues to desire to obtain from Supplier, the services described in this Agreement on the terms and conditions set forth in this Agreement; and
WHEREAS, the Contracting Parties are simultaneously with the execution of this Agreement, executing a separate master services agreement with respect to hybrid cloud services and services related thereto (referred to as the 2019 Master Services Agreement) as of the Restated Date, which services shall be governed exclusively by such separate master services agreement, and not this Agreement.
         NOW, THEREFORE, for and in consideration of the agreements set forth below, the Contracting Parties agree as follows:
ARTICLE 1.DEFINITIONS AND INTERPRETATION.
1.01Definitions. The following terms have the following meanings:
"[****]" means [****].
"Acceptance" has the meaning set forth in Exhibit 9.
"Acceptance Criteria" means the criteria developed by the Parties with respect to a Deliverable or Milestone, as applicable, used to determine whether a Deliverable or Milestone conforms to its specifications and meets or exceeds its functionality and performance requirements.
"Access" means the ability to view any applicable data in an unencrypted form, regardless of the means by which such data is transmitted or stored.
"Additional Resource Charge" or "ARC" has the meaning set forth in Exhibit 4.

"ADP" means ADP, Inc., a Delaware corporation.
"ADP Related Costs" has the meaning set forth in Exhibit 4.
"[****]" has the meaning set forth in Section 13.03.
"Affected MSDO" has the meaning set forth in Section 25.13.
"Affected Party" has the meaning set forth in Section 27.01(1).
"Affiliate" means any partnership, joint venture, corporation or other entity that, as to a Contracting Party, Controls, is Controlled by or is under the common Control with such Contracting Party.
"Agreement" has the meaning set forth in the preamble and as further described in Section 1.02.
"Assigned Agreements" means the third party agreements of ADP and Customer Party that are assigned, in whole or in part, to Supplier in accordance with Section 3.03 and that are identified as "Assigned Agreements" in Exhibit 5.
"At-Risk Amount" has the meaning set forth in Exhibit 3.
"[****] Benchmark Target Price" has the meaning set forth in Section 4.06(1)(ii).
"[****] Fees" has the meaning set forth in Section 4.06(1).
"[****] Service Locations" means the Service Locations set forth in Section 4.02 of Exhibit 8.
"[****] Services" has the meaning set forth in Section 4.06.
"Base Fees" has the meaning set forth in Exhibit 4.
"Benchmark Fees" has the meaning set forth in Section 4.04(3).
"Benchmark Results" means the final results of the Benchmarking Process delivered by the Benchmarker in a written report to each of the Parties, including any supporting documentation requested by Customer or Supplier to analyze the results of the Benchmarking Process.
"Benchmarker" means any one of the following entities (or their successors) designated by Customer from time to time to conduct the Benchmarking Process: Gartner, Inc.; Maturity Consulting GmbH; Interactive Data Corporation (IDC); or such other entity as the Parties may agree upon.
"Benchmarking Fee Schedule" means the fee schedule to be used in the Benchmarking Process, as identified in Exhibit 4, [****].
"Benchmarking Plan" has the meaning set forth in Section 4.05.
"Benchmarking Process" means the objective measurement and comparison process (utilizing baselines and industry standards) utilized by the Benchmarker to conduct an objective measurement and analysis of the pricing for the Services and compare such pricing to the pricing for similar services (e.g., a "like-for-like" comparison) provided by third parties in order to validate whether the Fees are competitive.

"Break Fee" has the meaning set forth in Exhibit 4.
"Business Continuity Plan" has the meaning set forth in Section 28.01.
"Change" has the meaning set forth in Exhibit 9.
"Change Control Procedures" means the procedures for implementing all Changes, whether chargeable Changes or Non-Chargeable Changes, as set forth in Exhibit 9.
"Commencement Date" means, with respect to a Service set forth in each Statement of Work, the applicable date of the commencement of the delivery of such Service, as set forth in the Transition Plan.
"Confidential Information" of a Party means information (and documentation) which (1) is identified in writing as confidential, restricted, proprietary or in any similar manner or (2) based upon the nature of the information (or documentation) or the circumstances under which it was disclosed, accessed, or learned, a reasonable person would understand is confidential; provided, however, that, in the case of either Party, any information (and documentation) disclosed to, accessed by or otherwise learned by the other Party that is in any of the following categories shall be considered confidential whether or not it satisfies any other criterion set forth in this definition: (a) all intellectual property, in each case, of a Party, its Affiliates or its customers, suppliers (including contractors) and other third parties doing business with such Party; (b) with respect to Customer, Customer Data, Customer Software, Developed Customer Software, and Developed Work Product; (c) this Agreement; (d) financial and business plans and data; (e) Personal Data, information (and documentation) relating to human resource operations, policies and procedures; (f) statistical information; (g) marketing plans (including marketing data, strategic plans, and client information); (h) product plans (including technical data, service specifications, product specifications, and computer programs); (i) either Party's client or customer data and client business information (including client names and client lists); and (j) anything developed by reference to the information described in this definition.
"Consents" means the Supplier Consents and Customer Consents.
"Contract Year" means each 12-month period during the Term commencing on July 1st and ending on the following June 30th; provided, however, that the first Contract Year means the period commencing on the Effective Date and ending on June 30, 2010 and the last Contract Year means the period commencing on July 1st of such Contract Year and ending on the final day of the Term.
"Contracting Parties" means Customer Party and Supplier Party.
"Contracting Party" means either Customer Party or Supplier Party, as applicable.
"Control" means, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise.
"Crime" has the meaning set forth in Section 5.01(2).

"Critical Milestone" means those milestones, and the completion criteria associated with such milestones, designated as "critical" in Exhibit 1.
"Customer" means Customer Party and any current or future Affiliates of Customer Party receiving the Services.
"Customer Agent" means the agents, subcontractors, Customer Third Party Suppliers and representatives of Customer.
"Customer Architecture" has the meaning set forth in Section 3.05(1).
"Customer Auditors" has the meaning set forth in Section 18.01.
"Customer Competitor" means (1) any entity, and any Affiliate or successor thereof, which is set forth in Exhibit 21, as such Exhibit is updated from time to time in accordance with Section 29.20 and (2) any Top Twenty Broker-Dealer, which Supplier acquires, or with which Supplier effects or undergoes an IBM Change in Control.
"Customer Consents" means all licenses, consents, permits, approvals, authorizations and fee arrangements that are necessary to allow (1) Supplier to use (a) any assets owned or leased by Customer, including the Customer Hardware, (b) the services provided for the benefit of Customer under Customer's third party services contracts and (c) the Customer Software, in each case, as necessary to provide the Services and (2) (a) the Assigned Agreements to be assigned to Supplier and (b) Supplier to (i) manage, administer and maintain or (ii) accept assignment or novate, in each case, the Customer Third Party Contracts pursuant to Section 3.03.
"Customer Data" means all data or information (including reports and Personal Data), whether or not owned by, or relating to, Customer or any third party, including the suppliers and clients of Customer: (1) submitted to Supplier (or to which access is permitted) by Customer or (2) created, developed or produced by Supplier (other than Supplier intellectual property or data internal to Supplier (e.g., Supplier personnel data, cost data, or internal reviews)) for Customer in connection with this Agreement.
"Customer Executive" has the meaning set forth in Exhibit 9.
"Customer Hardware" means the Hardware leased or owned by Customer that are used by Supplier to provide the Services, including the Hardware set forth in Exhibit 6, and any modification or enhancement of the foregoing.
"Customer Indemnified Parties" has the meaning set forth in Section 22.02.
"Customer Laws" has the meaning set forth in Section 20.01.
"Customer Lines of Business" means (a) securities trade processing solutions for all clearance and custody functions (including international and domestic equities, mutual funds, options, futures, fixed income and mortgage backed securities), which solutions include back-office operations outsourcing, business process management, data aggregation, tax processing, reference data management, order execution; SWIFT processing, support and application solutions for private banking and wealth management, investor websites, broker desktops, performance reporting and portfolio management and (b) investor communications services, which services include global proxy processing, distribution of meeting materials and agendas, proxy solicitation (for mutual funds) and vote tabulation, corporate actions and reorganization services, electronic document archival and delivery, stock transfer agency, client on-boarding (including new accounts processing), pre- and post-sale prospectus delivery, statement and confirmation printing, marketing communications, document management, print and mail, document archival, tax information reporting, investor internet services, Investor Mailbox™, Advisor Mailbox™, Investor Network™ and Virtual Shareholder™.
"Customer Losses" has the meaning set forth in Section 22.02.
"Customer Party" has the meaning set forth in the preamble.
"Customer Senior Executive" has the meaning set forth in Exhibit 9.
"Customer Site" means any premises owned or leased by Customer.
"Customer Software" means the Software owned or licensed by Customer (other than the Supplier Software) that is used in connection with the Services, including the Software set forth in Exhibit 6, and any modification, enhancement or derivative work of the foregoing.
"Customer Third Party Contracts" means the agreements set forth in Exhibit 5.
"Customer Third Party Supplier" has the meaning set forth in Section 9.01.
"Customer Work Product" means the Work Product owned or licensed by Customer (other than the Supplier Work Product) that is used in connection with the Services.
"Damages Cap" has the meaning set forth in Section 23.01(1).
"Data Protection Laws" means all Laws relating to processing and security of Personal Data in respect of Customer and its clients, including the Canadian Personal Information Protection and Electronic Documents Act (and any applicable provincial legislation, such as the Laws in Quebec, British Columbia and Alberta), Directive 95/46/EC of the European Parliament (and any applicable national legislation in any European Union member state implementing Directive 95/46/EC) and Laws of the United States on privacy, data security and security breach notification (including the Gramm-Leach-Bliley Act and the Massachusetts General Laws c. 93H codified at 201 CMR 17.00: Standards for the Protection of Personal Information of Residents of the Commonwealth).
"Data Safeguards" has the meaning set forth in Section 11.04.
"Data Security Event" has the meaning set forth in Section 11.06(6).
"Data Subject" means any natural person about whom data may be processed by Supplier in connection with the Services.
"Deliverables" means the Developed Customer Software, Developed Supplier Software, Developed Work Product and any other Software, Work Product, products, documentation or other items to be developed or otherwise provided by Supplier pursuant to this Agreement.

"Destroy or Erase" means to either (1) convert a medium into a form from which the information cannot be recreated or read, (2) overwrite the information on a medium in a manner that meets or exceeds the data destruction standards of the U.S. Department of Defense, such that the information cannot be restored using current computer forensics methods or (3) physically destroy the medium in a manner such that the information is no longer accessible.
"Developed Customer Software" means any Software developed by Supplier that is (1) a modification, enhancement or derivative of Customer Software or (2) an original non-derivative work developed specifically for Customer pursuant to this Agreement.
"Developed Supplier Software" means any Software developed by Supplier that is implemented to operate, or is integrated into, Customer's information technology environment, other than Developed Customer Software.
"Developed Work Product" means any Work Product developed by Supplier: (1) that is a modification, enhancement or derivative of Customer Work Product; or (2) specifically for Customer pursuant to this Agreement that is an original non-derivative work.
"Disclosing Party" means the Party making a disclosure of Confidential Information to the Receiving Party.
"Dispute Notice" has the meaning set forth in Section 29.04(1).
"Disputing Parties" has the meaning set forth in Section 9.03(1).
"Effective Date" has the meaning set forth in the preamble.
"Enhanced Screening Process" has the meaning set forth in Section 5.01(2).
"E.U. Data Protection Laws and Regulations" means the Directive 95/46/EC of the European Parliament, and any applicable national legislation in any European Union member state implementing Directive 95/46/EC.
"Excess Operational Capacity" has the meaning set forth in Exhibit 4.
"Excused Event" has the meaning set forth in Section 3.16.
"Exit Plan" has the meaning set forth in Exhibit 15.
"Export Controls" has the meaning set forth in Section 29.07.
"[****]" has the meaning set forth in Exhibit 25.
"Fees" has the meaning set forth in Exhibit 4.
"Force Majeure Event" has the meaning set forth in Section 27.01(1).
"[****]" has the meaning set forth in Section 3.07(4).

"Hardware" means the equipment, including computers and related equipment, such as servers, central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.
"IBM Change in Control" means the (1) consolidation or merger of Supplier Party or IBM Global Services with or into any entity that, giving effect to any such transaction, results in the beneficial owners of the outstanding voting securities or other ownership interests of Supplier Party or IBM Global Services immediately prior to such transaction owning less than 50 percent of such securities or interests after such transaction; (2) sale, transfer or other disposition of all or substantially all of the assets of Supplier Party or IBM Global Services; or (3) acquisition by any entity, or group of entities acting in concert, of beneficial ownership of 50 percent or more of the outstanding voting securities or other ownership interests of Supplier Party or IBM Global Services.
"IBM Global Services" means the division of Supplier Party commonly referred to as "IBM Global Services", which generally conducts Supplier Party's outsourcing business and is the primary provider of services pursuant to this Agreement.
"Indemnified Party" has the meaning set forth in Section 22.03.
"Indemnifying Party" has the meaning set forth in Section 22.03.
"Initial Expiration Date" has the meaning set forth in Section 25.01(1).
"Interest" means the rate per annum equal to the "Prime Rate" (as published in the Wall Street Journal) for the applicable period during which interest may be payable under this Agreement.
"Inventions" means any inventions or improvements made or conceived by Supplier in connection with the Services, excluding modifications, enhancements or improvements to (1) Supplier Software, Developed Supplier Software or Supplier Work Product; or (2) inventions of Supplier existing prior to the Effective Date.
"Key Individual" has the meaning set forth in Section 5.02(1).
"Key Measurement" has the meaning set forth in Exhibit 3.
"Laws" means all laws, ordinances, rules, regulations and court (or other governmental or administrative) orders, whether international, federal, state or local.
"Legacy Agreement" has the meaning set forth in the preamble.
"Logically Segregated" means, with respect to any Hardware, that measures have been taken with respect to such Hardware to ensure that such Hardware is (1) not accessible by systems of any third party and (2) logically separated at all times from the data of any third party.

"Managed Agreements" means the third party agreements of ADP and Customer Party that are managed, in whole or in part, by Supplier in accordance with Section 3.03 and that are identified as "Managed Agreements" in Exhibit 5.
"Milestone" has the meaning set forth in Exhibit 1.
"Milestone Credit" means the credit payable to Supplier for its achievement of the applicable Critical Milestone, as set forth in Exhibit 1.
"Milestone Completion Date" means the date for completion of each Milestone, as set forth in Exhibit 1.
"MSDO" means a member of the Service Delivery Organization.
"Network Tower" has the meaning set forth in Exhibit 2.
"New Service" means any service that is different than, and outside the scope of the Services.
"Non-Chargeable Change" means any Change to the extent such Change or applicable portion thereof meets any of the following criteria: (1) such Change [****]; (2) [****]; (3) such Change can be performed [****]; (4) such Change is required for Supplier to meet its obligations under this Agreement; (5) such Change is [****]; (6) such Change is a [****]; and (7) such Change is one which the Parties otherwise agree will be provided or made without payment of any additional Fees.
"Overcharge Interest" means interest at a rate of [****] percent per month or the highest lawful rate.
"Parties" means Customer and Supplier.
"Party" means either Customer or Supplier, as applicable.
"Pass-Through Expenses" has the meaning set forth in Exhibit 4.
"Payment Date" has the meaning set forth in Section 15.03.
"Performance Credit" has the meaning set forth in Exhibit 3.
"Personal Data" means data that identifies, could be used to identify, locate or contact, or relates to an individual person, including the following: name, contact information (e.g., address, telephone number or e-mail address), social security number, biometric records, date of birth, place of birth, mother's maiden name, state identification number, driver's license number, financial account number, credit or debit card number, health information, and information relating to physical, physiological, mental, economic, cultural or social identity, or any other information included in the definitions of "personal information", "personally identifiable information" or similar definitions under any Data Protection Laws.
"Physically Segregated" means, with respect to any Hardware, that measures have been taken with respect to such Hardware to ensure that such Hardware is not networked with, electronically linked to or otherwise accessible by (1) any Hardware that is not leased or owned by Supplier to perform the

Services, other than Hardware leased or owned by Customer or (2) any Hardware leased or owned by Supplier to provide services to a third party.
"Planned Projects" means the ongoing and planned Projects set forth in Exhibit 17.
"Procedures Manual" has the meaning set forth in Exhibit 9.
"Project" means a discrete unit of discretionary and non-recurring work that is not an inherent, necessary or customary part of the day-to-day recurring Services and is not otherwise required for proper performance or provision of the Services in accordance with this Agreement.
"Ramp-Up Period" means, with respect to a given Tower, the time between the Commencement Date and the Steady State Date for such Tower.
"Receiving Party" means the Party receiving Confidential Information from the Disclosing Party.
"Recovery Time Objective" or "RTO" has the meaning set forth in Exhibit 13.
"Reduced Resource Credit" or "RRC" has the meaning set forth in Exhibit 4.
"Related Documentation" means all materials, documentation, specifications, technical manuals, user manuals, flow diagrams, file descriptions and other written information that describes the function and use of related Software.
"Renewal Term" has the meaning set forth in Section 25.01(2).
"Restated Date" has the meaning set forth in the preamble.
"Restricted Third Party Software" means third party Software with respect to which Supplier has, prior to using such third party Software to provide the Services, (1) notified Customer of Supplier's inability to transfer, assign or sublicense such third party Software in accordance with Section 10.02(2)(a) and (2) obtained Customer's approval of such third party Software.
"Sales Taxes" has the meaning set forth in Section 14.01.
"Services" means (1) the services, functions, responsibilities and projects of Supplier described in this Agreement (including the services, functions, responsibilities and projects described in the Statement of Work and the Planned Projects), (2) during any Termination Assistance Period, the Termination Assistance Services, (3) during any transition, the Transition Services; and (4) any services, functions, responsibilities or projects not specifically described in this Agreement, but which are required for the proper performance and delivery of the services, functions, responsibilities and projects described in clause (1) through clause (3).
"Service Delivery Organization" means the personnel of Supplier who perform any of Supplier's obligations under this Agreement.
"Service Interruption Date" has the meaning set forth in Section 28.01.
"Service Level Default" has the meaning set forth in Exhibit 3.

"Service Levels" has the meaning set forth in Exhibit 3.
"Service Location" has the meaning set forth in Section 7.01.
"Service Problem" has the meaning set forth in Section 9.02.
"Service Recipient" means any divested entity or business unit of Customer designated by Customer Party from time to time to receive the Services pursuant to this Agreement.
"SIS Canada" has the meaning set forth in Section 7.04(2).
"Software" means the Source Code and object code versions of any software applications programs, operating system software, computer software languages, utilities, tools and other computer programs, in whatever form or media (including the tangible media upon which such are recorded or printed), together with all corrections, enhancements, modifications, derivatives, improvements, updates and releases thereof.
"Source Code" means the human readable form of a Software program in computer programming code or language (e.g., "ABAP" or "Java").
"Statement of Work" means the statement of work set forth in Exhibit 2 and any other statement of work entered into by the Parties under this Agreement for the provision of the Services.
"Steady State Date" means, with respect to a given Tower, the first date that Supplier provides all Services set forth in the applicable Statement of Work with respect to such Tower on a "live" basis.
"[****] Date" has the meaning set forth in Section 26.02.
"[****] Notice" has the meaning set forth in Section 26.02.
"[****] Plan" has the meaning set forth in Section 26.02.
"Supplier" means Supplier Party, any Affiliates of Supplier Party and any Supplier Agents performing any of Supplier's obligations under this Agreement.
"Supplier Agents" means the agents, subcontractors and representatives of Supplier Party, or of the Affiliates of Supplier Party, performing any of Supplier's obligations under this Agreement.
"Supplier Competitor" means any entity set forth in Exhibit 26.
"Supplier Consents" means all licenses, consents, permits, approvals, authorizations and fee arrangements that are necessary to allow (1) Supplier to use (a) the Supplier Software and the Developed Supplier Software, (b) any assets owned or leased by Supplier, including the Supplier Hardware, and (c) any third party services retained by Supplier to provide the Services during the Term, in each case to the extent necessary to provide the Services, (2) Supplier to assign to Customer the Developed Customer Software and Developed Work Product as required by this Agreement and (3) Customer to use the Supplier Software, Developed Supplier Software and Supplier Work Product in accordance with Section 10.02
"Supplier Controls" has the meaning set forth in Section 18.02(2).

"Supplier Dispute" has the meaning set forth in Section 9.03(1).
"Supplier Executive" has the meaning set forth in Exhibit 9.
"Supplier Hardware" means the Hardware leased or owned by Supplier that are used by Supplier to provide the Services, including the Hardware set forth in Exhibit 7, and any modification or enhancement of the foregoing.
"Supplier Indemnified Parties" has the meaning set forth in Section 22.01.
"Supplier Laws" has the meaning set forth in Section 20.02.
"Supplier Operational Law" means, as applicable, (1) any Law regulating Supplier in its capacity as a provider of information technology services, (2) any Law applicable to Supplier's performance of the Services and (3) any obligation of Supplier with respect to Data Protection Laws set forth in Section 11.06 and Section 11.07.
"Supplier-Owned or Leased Assets" has the meaning set forth in Section 3.05(2).
"Supplier Party" has the meaning set forth in the preamble.
"Supplier Security Policies" has the meaning set forth in Section 3.06.
"Supplier Senior Executive" has the meaning set forth in Exhibit 9.
"Supplier Software" means the Software owned or licensed by Supplier that is used to provide the Services, including the Software set forth in Exhibit 7, and any modification, enhancement or derivative work of the foregoing (in each case, to the extent used to provide the Services).
"Supplier Work Product" means the Work Product owned or licensed by Supplier (other than the Customer Work Product) that is used to provide the Services.
"Target Price" has the meaning set forth in Section 4.05.
"Term" has the meaning set forth in Section 25.01(1).
"Termination Assistance Period" has the meaning set forth in Section 25.14.
"Termination Assistance Services" has the meaning set forth in Section 25.14.
"Termination Date" means the effective date of any termination of this Agreement, in whole or in part, as specified in the notice of termination provided by the terminating Party in accordance with the terms of this Agreement.
"Termination Fees" has the meaning set forth in Exhibit 4.
"[****]" has the meaning set forth in Exhibit 3.
"Top Twenty Broker-Dealer" means any broker-dealer, or any successor thereof, set forth in Exhibit 29, as such Exhibit is updated from time to time by Customer upon notice to Supplier; provided that the list of broker-dealers set forth in such Exhibit shall be limited to broker-dealers that (1) are registered with the Securities and Exchange Commission, (2) provide brokerage or related services to institutional investors or high net worth individuals and (3) are one of the 20 largest such broker-dealers, as measured by reference to the amount of capital reserves held by each such broker-dealer.
"Tower" means each of the applicable categories of Services described in the applicable Statement of Work; provided, however, that in the event such Statement of Work does not describe categories of Services, all Services described in such Statement of Work shall be deemed to comprise a single Tower.
"Transition Fees" has the meaning set forth in Exhibit 4.
"Transition Plan" has the meaning set forth in Section 2.01.
"Transition Services" has the meaning set forth in Section 2.01.
"Transitioned Employee" means the employees who were offered and accepted employment with Supplier or its Subcontractor pursuant to the Legacy Agreement.
"Unrecovered Amortized Expenses" has the meaning set forth in Exhibit 4.
"Variable Charges" has the meaning set forth in Exhibit 4.
"[****]" has the meaning set forth in Section 4.07.
"Virus or Disabling Code" means any defect, device, computer virus, "lockout", self-help code or other Software code or routine (e.g., back door, time bomb, Trojan horse or worm) that may: (1) disable, restrict use of, lock, erase or otherwise harm Software, Hardware or data (other than (a) passwords and codes which have been provided by one Party to the other Party to permit the use of the applicable Software to provide, or to receive, the Services and (b) code that functions to ensure Software license compliance to the extent Supplier notifies Customer of the specific disabling function of such code, and Customer approves such code prior to its implementation); (2) permit unauthorized monitoring of user behavior (e.g., spyware); or (3) permit any other unauthorized use of Software, Hardware or Customer Data (e.g., allow zombie use of Hardware).
"Wind-Down Expenses" has the meaning set forth in Exhibit 4.
"Withholding Cap" has the meaning set forth in Section 15.04(1).
"Work Product" means any literary works (other than Software), including manuals, training materials, documentation, diagrams, schemes, formats, layouts, reports, specifications and Related Documentation.
1.02 References.
(1)All references to this Agreement include the Exhibits; all references to the Exhibits include any Attachments thereto. Except where otherwise indicated: (a) all references in this Agreement (exclusive of the Exhibits) to Articles or Sections are to Articles or Sections in this Agreement (exclusive of the Exhibits); and (b) all references in this Agreement to Exhibits are to Exhibits to this Agreement.

(2)All references in this Agreement to and mentions of the word "include", "including" or the phrases "e.g." or "such as" shall mean "including, without limitation."
(3)All references to "day", "week", "month", "quarter" or "year" refer to a calendar day, week, month, quarter or year, respectively, unless otherwise indicated.
(4)All references in this Agreement to any Law shall include such Law in changed, supplemented or newly adopted form.
1.03Headings. The Article and Section headings, Table of Contents and Table of Exhibits are for reference and convenience only and shall not be considered in the interpretation of this Agreement.
1.04Precedence. This Agreement (exclusive of the Exhibits) shall control in the event of any conflict with any Exhibit.
1.05Legacy Agreement and this (A&R) Agreement. The terms and conditions of the Legacy Agreement shall apply to services provided by Supplier to Customer pursuant to the Legacy Agreement or any claim or liability arising between the Parties pursuant to the Legacy Agreement with respect to periods prior to the Restated Date. The terms and conditions of this Agreement shall apply to any Services, claim or liability arising between the Parties pursuant to this Agreement on the Restated Date and with respect to periods on and after the Restated Date. However, for the avoidance of doubt, the Damages Cap is a single cumulative cap for the Legacy Agreement and this Agreement.
ARTICLE 2  TRANSITION SERVICES.
2.01Transition Services. Prior to the Restated Date, Supplier has completed, and Customer has fully paid for, the services, functions, responsibilities and projects described in the Transition Plan (the "Transition Services"). For references purposes only, the transition plan is set forth in Exhibit 1 (the "Transition Plan").
ARTICLE 3  SERVICES.
3.01 Services. Supplier shall provide the Services to Customer and the Service Recipients in accordance with this Agreement.
3.02  Acceptance of Deliverables. Each Deliverable developed or otherwise provided by Supplier as part of the Services shall be subject to acceptance in accordance with Exhibit 9.
3.03 Customer Third Party Contracts. Exhibit 5 sets forth the Customer Third Party Contracts, and specifies for each such agreement whether Supplier Party shall (1) manage, administer and maintain such agreement, but shall not be financially responsible for fees payable to counterparties under the terms and conditions of such agreement, (2) accept assignment, accept financial responsibility for, or novate such agreement or (3) comply with the usage, access or other rights under such agreement in support of Customer.
3.04 Labor and Materials. Supplier shall perform all work necessary to provide the Services in accordance with this Agreement. Supplier shall furnish and pay for all labor, materials, services, facilities, Software, Hardware and computer and other resources necessary to provide the Services and meet its obligations under this Agreement (including the Supplier Software, Developed Supplier Software and Supplier Hardware), excluding (1) Customer's responsibilities set forth in this Agreement (such as the Customer Software and the Customer Hardware identified in Exhibit 6 to be furnished by Customer) and (2) any facilities for which Customer is financially responsible in accordance with Section 7.01. Supplier shall keep the Customer Sites and Customer assets under the control of Supplier free of any liens resulting from Supplier's acts or omissions.
3.05 Customer Architecture.
(1)Except to the extent set forth in Section 3.05(2), Supplier shall comply with Customer's information technology architecture rules and policies as set forth in Exhibit 11 (the "Customer Architecture"). Supplier shall modify (and perform such modification as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for such modification pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) the Services to comply with any changes in the Customer Architecture that are communicated to Supplier, and such modification, in each case, shall be subject to Customer's approval. If Customer requests Supplier to perform the Services in a manner that does not comply with the Customer Architecture, Supplier shall not do so until Supplier receives a written variance approved by the appropriate person designated by Customer Party. If Supplier discovers or is notified of a failure to comply with the Customer Architecture, Supplier shall notify Customer Party as soon as reasonably possible after such discovery or notification. Supplier shall, with Customer's reasonable cooperation, investigate and propose a plan and, upon Customer approval, implement such plan to cure such failure (a) as soon as reasonably possible, if such failure affects the Service Levels and (b) in all other cases, no later than 10 days after Supplier first discovers or is notified of such failure.
(2)Architecture of Supplier-Owned or Leased Assets. Notwithstanding anything to the contrary in this Agreement, Supplier hereby has the authority and control to make architectural decisions (including modifications) for Supplier-owned or Supplier-leased assets, including mainframe, mid-range, managed network and network LAN assets used to render the Services (the "Supplier-Owned or Leased Assets"); provided that the Services (for which Supplier Party makes such architectural decisions) are no less performant, resilient, protective or stringent than the controls and requirements set forth in this Agreement. For the avoidance of doubt: (a) the foregoing exception applies to specific model references listed in all Exhibits and/or Attachments of this Agreement for Supplier-Owned or Leased Assets; (b) Supplier has the right to direct the use of each individual Supplier-Owned or Leased Asset to deliver the Services in accordance with their corresponding Service Levels; provided that: (i) such direction does not materially disrupt or adversely impact the Customer's operations, and (ii) the Services are not dependent on any single such asset; and (c) Supplier's authority and control to make architectural decisions for such assets includes the right to substitute such owned or leased assets with likekind assets to manage the Services and fulfill the Service Levels under this Agreement.
3.06 Knowledge Sharing. Supplier shall: (1) explain and review the procedures set forth in the Procedures Manual with Customer upon Customer request, up to twice each Contract Year; (2) assist Customer, Customer Agents and Customer client subject matter experts in understanding the performance of the Services and the operation of the Services including attending meetings with Customer or Customer's designees upon Customer's request; (3) in compliance with the data center security policies set forth in Exhibit 23 (as may be updated by Supplier from time to time upon notice to Customer; provided that such updated security standards shall not adversely affect Customer (unless required by Law)) (the "Supplier Security Policies"), permit Customer's and Customer Agent's personnel to visit the Service Locations to observe performance upon reasonable prior notice from Customer; and (4) provide (and perform such action as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for the performance of such action pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) such explanations, demonstrations and documentation as Customer may request from time to time for Customer to (a) understand the systems used to provide the Services and (b) understand and provide the Services after expiration or termination of this Agreement.
3.07 Technology and Process Enhancements.
(1)Supplier shall, at least once each Contract Year, provide for Customer Party's review (a) an assessment of the methodologies, technology and processes then being used to provide the Services and (b) an assessment of the effect of implementing the least cost/highest benefit methods to implement proven methodologies, processes and technology changes. Upon agreement by the Parties to further investigate an assessment pursuant to this Section 3.07(1), Supplier shall (with the reasonable support of Customer) develop and provide to Customer a business case that explicitly covers investment requirements, risk and reward assessments, and disposal costs. Upon Customer Party's approval of such business case and execution of an applicable Statement of Work, Supplier shall implement such methodologies, processes and changes in accordance with Section 3.07(3).
(2)Supplier shall assist Customer Party to assess leading technology. At least once each Contract Year, Supplier shall meet (a) with the Customer Senior Executive to review Supplier's performance and discuss technology service, process and industry developments and (b) meet with the Customer Senior Executive to inform Customer Party of any new commercially available methodologies, processes and technical changes Supplier is developing (or methodologies, processes or technology trends and directions of which Supplier is otherwise generally aware) that could reasonably be expected to have an impact on Customer's business. Upon agreement by the Parties to further investigate an assessment pursuant to this Section 3.07(2), Supplier shall (with the reasonable support of Customer) develop and provide to Customer a business case that explicitly covers requirements, risk and reward assessments, and disposal costs with respect to such technology. Upon Customer Party's approval of such business case and execution of an applicable Statement of Work, Supplier shall implement such technologies in accordance with Section 3.07(3).
(3)Any implementation of technology and process enhancements or any other new methodologies, processes or technology changes by Supplier shall be subject to Customer Party's prior review and approval in accordance with Section 3.08, and upon Customer's approval, Supplier shall perform such implementation (which shall be performed as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for the performance of such action pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of

Exhibit 9). With respect to Supplier-Owned or Leased Assets, any implementation of technology and process enhancements or any other new methodologies, processes or technology changes by Supplier shall be in accordance with the Change Control Procedures. [****].
(4)To the extent set forth in the refresh and currency requirements set forth in Exhibit 4, Supplier shall maintain methodologies, processes and a level of technology that allows Customer to take advantage of technological and other advances in order to remain competitive in the markets in which Customer competes. In addition, Customer or Supplier shall propose, from time to time, for joint review and approval by the Parties, opportunities and recommendations regarding methodologies, accelerated refresh [****]. The [****] shall enable Customer to take advantage of (a) developments in information technology, (b) improvements made available to other Supplier clients, and (c) other developments that would enable Customer to achieve the foregoing objectives. In preparing the [****], the Parties shall actively review Customer's information technology and systems, and marketplace trends and developments, to identify opportunities that could comprise [****]. Upon identifying such an opportunity, the Parties shall jointly develop a cost-benefit analysis and business case in order to jointly decide on the implementation of the [****]. As part of such [****], Customer or Supplier may recommend that the Contracting Parties finance, in amounts and in relative proportions between the Contracting Parties to be agreed, Changes to the Services. [****]. To the extent identified in the applicable business case, any Project required to implement an agreed-upon [****] shall be implemented as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the performance of such action pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9.
(5)If, in the event of a new technology development or advancement related to the Services which causes equipment or technology then being utilized to perform the Services to reduce in price by at least [****] (as compared with the prices for such equipment or technology prior to the time when such change in technology or equipment became commercially available), then the Parties shall, at either Party's request, meet and mutually determine in accordance with the Change Control Procedures [****] applicable to new or additional resources related to such equipment or technology consistent with the reduction in price referred to above.
3.08 Technology Refresh and Standardization.

(1)Supplier shall be responsible, at its cost and expense, for refresh of technology used to provide the Services as necessary to meet the refresh requirements set forth in Exhibit 4. Customer Party shall have the right to modify or grant waivers from the requirement to refresh any technology within the control of Customer.
(2)Supplier shall install and maintain (and shall perform such actions as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the performance of such actions pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) additional third party Software as Customer may designate from time to time.

(3)Except to the extent set forth in Section 3.05(2), the approval of Customer Party shall be required as specified in the Change Control Procedures for changes in technology used to provide or receive the Services, including changes that may (a) adversely affect the performance or receipt of the Services or (b) affect the Fees or costs incurred by Customer.
3.09 Inspections and Monitoring. Subject to the Supplier Security Policies, Customer shall have the right to [****] upon reasonable prior notice all Service Locations (except the [****] Service Locations, unless otherwise required by Law) and to observe, in a manner which does not materially adversely affect Supplier's performance of the Services, any MSDOs while performing the Services. In addition, Customer [****] shall have the right to [****].
3.10 Directions.
(1)Except to the extent set forth in Section 3.10(2), Customer Party may provide direction to Supplier with respect to any aspect of the Services. Supplier shall comply with Customer Party's directions (and shall implement such directions as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for such implementation pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9). If such direction could impact the Service Levels, Supplier shall first advise Customer Party of any potential impact thereon. Any modifications to the Service Levels as a result of such directions shall be implemented in accordance with Exhibit 3.
(2)With respect to Supplier-Owned or Leased Assets, Customer Party may provide direction to Supplier with respect to any aspect of the Services (subject to Supplier's right to direct use of Supplier-Owned or Leased Assets). Supplier may, at its discretion, comply with Customer Party's directions (and shall implement such directions [****]). If such direction could impact the Service Levels, Supplier shall first advise Customer Party of any potential impact thereon. Any modifications to the Service Levels as a result of such directions shall be implemented in accordance with Exhibit 3.
3.11 Instruction and Related Support. Upon the request of Customer Party, Supplier shall provide to Customer explanations, demonstrations and instruction (and shall provide such explanations, demonstrations and instruction as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the provision of such explanations, demonstrations and instruction pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) via experienced, duly qualified instructors designed to provide Customer with sufficient capability to (1) operate and utilize the Deliverables and (2) utilize the Services, in each case, in its business environment and operations (except with respect to the [****] Service Locations).
3.12 New Services.
(1)Customer may from time to time during the Term request that Supplier perform a New Service under this Agreement. Upon receipt of such a request from Customer, Supplier shall provide Customer with a written proposal for such New Service, which shall include: (a) a description of the services, functions, responsibilities and projects Supplier anticipates performing in connection with such New Service; (b) a schedule for commencing and completing such New Service; (c) Supplier's prospective Fees for such New Service, including a detailed breakdown of such Fees; (d) the categories of costs to be avoided as a result of such New Service or the substitution of the New Service for the Service then being provided; (e) a description of any Software or Hardware to be provided by Supplier or Customer in connection with such New Service; (f) a description of the human resources necessary to provide the New Service; (g) a list of any existing Software or Hardware included, or to be used in connection with, such New Service; (h) acceptance test criteria and procedures for any new Software or any products, packages or services; and (i) such other information reasonably requested by Customer. Supplier shall not begin performing any New Service until Customer has provided Supplier with authorization to perform the New Service from the Customer Senior Executive and the Contracting Parties have executed the applicable Statement of Work. Upon execution of such Statement of Work, the New Service shall be a Service under this Agreement. All new Statements of Work shall be substantially in the form of the Statement of Work as set forth in Attachment 2-H to Exhibit 2, unless otherwise agreed by the Parties.
Execution of a Statement of Work (or amendment thereto) may be made via any of the following methods of authorization by the Parties: (a) physical signature by both Parties; or (b) electronically via e-mail approval by both Parties; or (c) combination of a physical signature by one Party and e-mail approval by the other Party. The email approval shall be transmitted by and between the designated focal person or persons for each Party by using the below e-mail approval template and by attaching the applicable Statement of Work (or amendment thereto) in its final version within the same email:

I, ___________________________ (name of the Customer or Supplier approver), am authorized to provide approval for, and hereby approve as of the date and time of this e-mail, the Statement of Work (or amendment) Number that is attached in this e-mail in its final version, i.e., without any edit, condition, or modification.

(2)If Supplier provides Customer with any Deliverable in connection with this Section and if Customer does not retain Supplier to perform the applicable New Service, Customer shall, at its option, either (a) destroy or return such Deliverable to Supplier or (b) pay Supplier an amount for the Deliverable as agreed by the Parties.
3.13 Assistance with Financial Matters and Planning. Supplier shall, in accordance with the Statement of Work, provide: (1) assistance to Customer in connection with financial aspects of using the Services, including a monthly datacom billing file in the form attached as Exhibit 19 and (2) budgeting, forecasting and strategy planning assistance as it pertains to capacity requirements in the data center (including utilization measurements annually used by Customer to determine the proper cost allocations within and among Customer's business units and products and providing estimated computer processing resource utilizations for large prospective clients of Customer).
3.14 Insourcing and Resourcing.
Upon at least 60 days' notice to Supplier, Customer may insource, resource or obtain from a Customer Third Party Supplier any portion of the Services; provided, however, that without limiting any other rights of Customer under this Agreement (including Customer's rights with respect to extraordinary events, as described in Exhibit 4), no such action shall reduce the aggregate Fees to an amount less than, (a) from the the Effective Date through June 30, 2024, [****] of the aggregate Base Fees and (b) from July 1, 2024 through June 30, 2027, [****] of the aggregate Base Fees.  If Customer insources or resources all of the Services in a Tower in accordance with this Section, such insourcing or resourcing of the entire Tower shall be deemed to be a termination for convenience of such Tower pursuant to Section 25.02.
3.15 Projects.
Supplier shall perform the Planned Projects. Customer shall update the Planned Projects on a monthly basis prior to the Commencement Date for the related Services. All Projects or changes to Projects are subject to the Change Control Procedures. New Projects shall be memorialized by the Parties using a Statement of Work. Unless otherwise specified in a Statement of Work, the Fees (if any) for a Project shall be determined in accordance with Exhibit 4, and any Deliverables in connection with such Project shall be subject to the Acceptance procedures of Exhibit 9.
3.16 Savings Clause.
Supplier shall be relieved of its obligation to perform the affected Services to the extent Supplier's failure to perform the applicable obligation is (x) directly attributable to any of the following events (each, an "Excused Event") and (y) not caused by Supplier's failure to provide any Service in accordance with this Agreement:
(1)breaches of this Agreement by Customer or Customer Agents, or the failure of ADP to perform obligations that are designated in this Agreement as the responsibility of ADP;
(2)delays by Customer or Customer Agents in performing any of Customer's obligations under this Agreement;
(3)Service or resource reductions requested or approved by Customer, provided Supplier has previously notified Customer in writing the extent to which the implementation of such request could result in such failure to perform the applicable Service; or
(4)a reprioritization of resources by Customer impairs Supplier's ability to meet the applicable Service Levels, only to the extent Supplier (a) has notified Customer in advance that such reprioritization may affect Supplier's achievement of such Service Levels and (b) has obtained Customer's approval prior to implementing such reprioritization;
provided, however, in each case, Supplier shall use commercially reasonable efforts to perform the Services in accordance with this Agreement notwithstanding the applicable Excused Event. Supplier shall promptly inform Customer when, in each case, (i) an Excused Event occurs or (ii) Supplier becomes aware that any Excused Event has impacted, or could impact, Supplier's performance of the Services.
3.17 Additional IBM i-Series Platform and External SAN Storage Platform Terms. With respect to the IBM i-Series platform and external SAN storage platform: (1) the applicable Hardware and Software shall be provided in accordance with Exhibit 7; and (2) the Parties agree to the additional terms set forth in Exhibit 32.

ARTICLE 4 CUSTOMER SATISFACTION AND BENCHMARKING.
4.01Customer Satisfaction Survey. Supplier shall, upon Customer's request and at Supplier's cost and expense, perform customer satisfaction surveys of Customer pursuant to Exhibit 18 and provide support and assistance to Customer with respect to customer satisfaction surveys of Customer's clients.
4.02Customer Satisfaction Generally. Supplier agrees that (1) increased measured customer satisfaction pursuant to the surveys conducted in accordance with Section 4.01 shall be [****] and (2) [****].
4.03Benchmarking. Upon Customer Party's request, a Benchmarking Process shall be conducted by the Benchmarker in accordance with Section 4.04. Customer Party shall select, and the Parties shall jointly contract with, the Benchmarker. [****]. In no event shall any Benchmarker be (1) paid on a contingency fee basis or (2) a Supplier Competitor.
4.04Benchmarking Process. By providing prior notice to Supplier Party of at least 30 days, with a copy to the selected Benchmarker, Customer Party may at any time after the first anniversary of the applicable Commencement Date initiate a benchmark of the Services in accordance with the terms set forth herein, and any subsequent benchmark of the applicable Services no sooner than [****] months following the date of the preceding benchmark. Benchmarking shall not be performed during the Renewal Term and the Termination Assistance Period, as applicable.
(1)At the commencement of each benchmark, the Parties shall conduct a benchmark kick-off meeting which shall be attended by Customer Party, Supplier Party and the Benchmarker. At such kick-off meeting, the specific Benchmarking Process for the benchmark shall be described by the Benchmarker for approval by each Party. Any deviations from the pre-agreed Benchmarking Process and normalization process described herein shall be subject to the prior written agreement of the Parties. The Benchmarking Process agreed to at the kick-off meeting shall specify the data to be gathered, identify the personnel roles and responsibilities, and review the rules of engagement and actions to be undertaken upon receipt of the Benchmark Results as described herein. Customer Party shall be permitted to disclose price and Customer cost information in respect of this Agreement to the Benchmarker; provided, however, that such Benchmarker shall be bound by confidentiality obligations to both Parties similar to those of Customer hereunder. Supplier Party shall not be obligated to disclose to the Benchmarker data or cost information with respect to any other customer of Supplier Party or any Supplier Party underlying cost information (with the sole exception of pass-through costs, if any, that are reimbursed by Customer hereunder). The Benchmarking Process shall be a collaborative process between the Parties, all meetings with the Benchmarker shall be conducted with both Parties, and all information provided to and obtained from the Benchmarker shall be provided to both Parties. Such information shall be deemed to be the Confidential Information of (a) the Disclosing Party or (b) if such information is disclosed by the Benchmarker, both Parties.
(2)The expected duration of each benchmark shall be determined at the benchmark kickoff meeting. Given the different scope, scale, and complexity of benchmarking the Towers, the duration of certain benchmarks may be longer than others.

(3)The Benchmarker shall perform the benchmarking in accordance with the Benchmarking Process. The Benchmarker shall compare the Fees set forth in the Benchmarking Fee Schedule (the "Benchmark Fees") for the Services being benchmarked to the charges applicable to a representative sample of tier-one outsourced information technology operations of other entities. The Benchmarker shall select an appropriate number of services agreements (but, in any event, not less than five services agreements) to form such representative sample against which to compare Customer's information technology operations and applicable Fees and shall describe (though shall not be required to name) its selections in writing to the Parties for their approval.
(4)The Benchmarker shall commence and complete the benchmarking as promptly as is prudent in the circumstances. In conducting the benchmarking, the Benchmarker shall normalize the data concerning Customer's outsourced information technology environment and the data gathered from the representatives used to perform the benchmarking to accommodate, as appropriate, differences in size, volume of services (scale), scope and nature of services, quality standards and service levels, investments, financing or payment streams, geographic distribution of performance and receipt of the overall services (including restrictions placed on global and off-shore sourcing due to Customer requirements that Services be performed within the United States), terms and conditions and other pertinent factors. The data used by the Benchmarker to perform the Benchmarking Process shall be reasonably current (i.e., based on services provided to Customer and the representative sample no more than 18 months prior to the start of the Benchmarking Process). The Benchmarker shall fully explain its normalization method to the Parties (including both pre and post normalization data).
4.05 Benchmark Results Review Period and Adjustments.
(1)Intentionally left blank.
(2)For any Benchmarking Process:
(a)if the final Benchmark Results reveal that the Benchmark Fees (as of the date the Benchmarking Process is initiated) for any Tower benchmarked (in the case of a benchmark of a single Tower) or in the aggregate (in the case of a benchmark of multiple Towers) for any applicable Contract Year exceed the normalized fees for such Services as set forth in the Benchmark Results by:
(1)less than [****] percent, Supplier Party shall have no obligation to adjust the Fees; or
(2)[****] percent or more, Supplier Party shall automatically reduce the Fees for such Contract Year, including the unit rates (including ARCs and RRCs), for the benchmarked Services, retroactive to the date the final Benchmark Results were issued, by an amount equal to the amount that the Benchmark Fees exceed [****] percent of such normalized fees for such Services (and shall issue a refund to Customer as appropriate).

(b)in no event shall any reduction to the Fees pursuant to this Section 4.05(2) exceed an amount greater than [****] percent of the applicable Benchmark Fees and other applicable rates for the applicable Contract Year as set forth in this Agreement as of the Restated Date.
If, after giving effect to clause (2) of this Section, the Benchmark Fees still exceed [****] percent (the "Target Price"), Supplier shall provide Customer Party with a plan to further adjust the Fees to the Target Price within six months after the date of the Benchmark Results (the "Benchmarking Plan"). [****]. Each Party may dispute the Benchmark Results in good faith in accordance with the dispute resolution procedures set forth in Section 29.04.
4.06 Benchmarking for [****] Services. With respect to the Services provided by [****], excluding Services provided by [****] (the "[****] Services"), Customer Party may initiate a benchmark of the [****] Services, and any subsequent benchmark of such [****] Services no sooner than [****] months following the date of the preceding benchmark, in accordance with Section 4.04(1), Section 4.04(2), Section 4.04(3) and Section 4.04(4). Benchmarking shall not be performed during the Renewal Term and the Termination Assistance Period as applicable.
(1)If the final Benchmark Results for the [****] Services reveal that the Fees for such [****] Services (the "[****] Fees") (as of the date the Benchmarking Process is initiated) for any applicable Contract Year exceed the normalized fees for such Services as set forth in the Benchmark Results by:
(i)less than [****] percent, Supplier Party shall have no obligation to adjust the [****] Fees.
(ii)[****] percent or more, Supplier Party shall automatically reduce the [****] Fees for such Contract Year, including the unit rates (including ARCs and RRCs), for the benchmarked [****] Services, retroactive to the date the final Benchmark Results were issued, to an amount equal to such normalized fees for such [****] Services plus [****] percent of such amount (the "[****] Benchmark Target Price") and shall issue a refund to Customer as appropriate.
(2)In no event shall any automatic reduction to the [****] Fees pursuant to Section 4.06(1) exceed an amount greater than [****] percent of the applicable [****] Fees, including unit rates, for the applicable Contract Year as set forth in this Agreement as of the Restated Date. The [****] percent automatic adjustment shall not be cumulative (i.e., the adjustment shall apply to the current Contract Year and subsequent Contract Years). If the Final Benchmark Results reveal that the [****] Fees exceed the normalized [****] Fees by more than [****] percent, Customer Party shall have the right to terminate this Agreement if [****] chooses not to drop the [****] Fees further.
(3)If, after giving effect to Section 4.06(1), the [****] Fees still exceed the [****] Benchmark Target Price, Supplier shall provide Customer Party with a Benchmarking Plan to further adjust the [****] Fees within [****] after the date of the Benchmark Results. [****].

(4)As of the date [****] years after the applicable Steady State Date for the [****] Services, if benchmarking of the [****] Services has not resulted in at least an aggregate reduction of [****] percent of the [****] Fees, then, commencing in year six after such Steady State Date, Supplier shall, except in the event Customer has terminated the [****] Services, at the end of each remaining year of the Term provide Customer a credit in the amount equal to the difference between the aggregate reduction of the [****] Fees as a result of benchmarking and an amount equal to [****] percent of the [****] Fees.
(5)After the [****] anniversary of the applicable Steady State Date, if Customer reasonably believes that the [****] Fees (as adjusted pursuant to this Section) are not competitive, Customer shall have a one-time right upon notice to Supplier to [****].
4.07 Benchmarking for [****]. The Services provided by [****] (the "[****]") are exempt from benchmarking, but are subject to the following provisions:
(1)After the [****] anniversary of the applicable Steady State Date, Supplier Party shall propose new Fees for the [****]. [****]. If Customer Party [****] terminates this Agreement, or any part thereof that includes the [****], Customer Party shall pay the associated Termination Fees in accordance with Exhibit 4 including any such fees associated with the termination of the [****].
(2)Customer Party may request that Supplier Party seek revised pricing [****] (via [****]) for any New Services requiring additional [****] and to propose a corresponding adjustment to the Fees. If the proposed Fees based on such revised pricing are not acceptable to Customer Party, Customer Party may negotiate and enter into a [****] for the additional [****] required for the New Services. Supplier shall manage such directly contracted [****] without markup on the [****] costs, or any additional management fees.
ARTICLE 5 SERVICE DELIVERY ORGANIZATION.
5.01 Service Delivery Organization.
(1)All MSDOs shall possess the training, skills and qualifications agreed upon by the Parties and otherwise necessary to properly perform the Services.
(2)[****] assigning any individual to, or replacing any individual on, the Service Delivery Organization on or after the Restated Date, Supplier shall: (a) conduct, in compliance with all applicable Laws, an educational, credit and prior work experience background check on each such individual (subject to applicable Laws), the criteria for such background checks shall also include, at a minimum, (i) the individual's licenses, certificates and registrations, (ii) if the individual resides in the United States, a validation of his or her U.S. Social Security number and (iii) a negative result in a screening drug test of the individual for the substances set forth in Exhibit 12; (b) verify that each such individual has a current and valid passport if such individual is not a U.S. citizen; and (c) have a third party conduct, in compliance with all applicable Laws, a criminal background check on each such individual, which criminal background check shall include an investigation by such third party (i) of records with respect to each such individual in (A) the country in which such individual is a permanent resident, (B) the country which is the primary work location for such individual, if different than the country of permanent residence and (C) in the event such individual has been assigned a U.S. Social Security number, the United States, (ii) without limiting clause (i), of such individual's record of federal, state and county felonies and misdemeanors (or the applicable equivalent, if any), in the immediately prior [****], with respect to each place in which such individual resided or was employed and (iii) that, in the immediately prior [****], such individual has not been (A) convicted of any crime involving violence, fraud, theft, dishonesty or breach of trust, gambling, assault or any physical crimes against other persons or property, or the possession or trafficking of drugs or weapons under any Laws applicable to such individual, which was reported in the databases checked during Supplier's standard background checks (a "Crime") and (B) on any list published and maintained by the government of the United States of persons or entities with whom any United States person or entity is prohibited from conducting business (including the lists of such persons or entities found at http://www.bxa.doc.gov/dpl/Default.shtm and http://www.ustreas.gov/offices/enforcement/ofac/sdn/index.html). Supplier shall maintain a copy of such background checks and certifications during the Term. Supplier's obligation set forth in this Section (the "Enhanced Screening Process") shall apply to MSDOs that have at any time Access to any Personal Data or Customer client's information. With respect to all other MSDOs, prior to assigning any individual to, or replacing any such MSDO on, the Service Delivery Organization, Supplier shall conduct employee screening in accordance with Supplier's then-current standard employment policies and procedures which as of the Restated Date are set forth in Exhibit 30, [****]. Notwithstanding the foregoing, [****].
(3)After assigning an individual to the Service Delivery Organization, Supplier shall (a) ensure that all MSDOs performing Services in the United States are legally authorized to work in the United States, (b) use commercially reasonable efforts to comply with any additional background checks, certifications or other security related programs that may be required by Customer during the Term, at Customer's expense, and (c) use commercially reasonable efforts to verify that all MSDOs performing the Services or supporting Supplier's duties and obligations to Customer, regardless of their location, have not been convicted of any Crime and have not been on any list as described in Section 5.01(2). If either Party becomes aware that any MSDO has been convicted of a Crime or is included on any such list, then Supplier shall promptly remove such MSDO from performing any Services in connection with this Agreement and shall prohibit such MSDO from entering any Customer Site or Service Location at which the Services are provided. In addition, if there is reason to believe that an MSDO is being impaired by a substance abuse problem, Customer may require Supplier to conduct a drug screening test on such MSDO in order to retain such individual as an MSDO. If Supplier does not perform a drug screening test with respect to the MSDO, or if the MSDO refuses to cooperate in a drug screening test, then, subject to applicable Law, Supplier shall in each case remove such MSDO from performing any of the Services.
(4)Supplier shall use commercially reasonable efforts to keep the turnover rate of the Service Delivery Organization to a minimum and at a level comparable or better than the industry average for large, well-managed similarly situated services companies. If Customer Party believes that Supplier's turnover rate of the Service Delivery Organization is excessive and is affecting the performance or receipt of the Services, Supplier shall provide data to Customer

Party concerning the turnover rate, discuss the reasons for the turnover rate, submit its proposals for reducing the turnover rate, and agree on a program to reduce the rate at no cost to Customer.
(5)Supplier shall provide Customer Party, monthly and as otherwise requested by Customer Party, with (a) a list of all MSDOs whose normal work location is at a Customer Site, who spend 50 percent or more of their time working on the Customer account, or who otherwise have any significant interaction with Customer, and (b) an organizational chart regarding such MSDOs. Before an MSDO accesses a Customer Site, Supplier shall update the list to include such MSDOs.
(6)Except as otherwise approved by Customer Party (in its sole discretion), those Supplier personnel located on Customer Sites may only provide services on such Customer Sites that support Customer's operations. If a Supplier personnel whose normal work location is at a Customer Site, who spends 50 percent or more of his or her time working on the Customer account, or who otherwise has any significant interaction with Customer is voluntarily or involuntarily terminated, or redeployed from the Customer account, (a) the Supplier manager responsible for such termination or redeployment shall, as soon as reasonably possible thereafter, inform the Supplier Executive of such termination or redeployment and (b) the Supplier Executive shall notify Customer Party of such termination or redeployment as soon as reasonably possible after being informed by the Supplier manager (provided, however, that in each case, such information shall be provided to the Supplier Executive and Customer Party no later than the end of the day on which such termination or redeployment occurred).
5.02 Key Individuals.
(1)After the Effective Date, Customer may designate no more than [****] percent of the operational capacity staffing that provide the Services (as of the Effective Date, approximately [****] persons) as "key" individuals (each such individual, a "Key Individual"). Supplier shall provide such Key Individuals to provide the Services. If such individuals are specified by service category (e.g., job title), Supplier shall provide individuals in such category; if such individuals are specified by name, Supplier shall provide such individuals. Customer Party may, upon agreement with Supplier Party, modify the service categories of the Key Individuals from time to time; provided that the aggregate number of Key Individuals does not increase as a result thereof. Key Individuals shall be dedicated to performing the Services on a full-time basis, except as otherwise indicated in Exhibit 1 and Exhibit 9. Before assigning any Key Individual, whether as an initial assignment or as a replacement, Supplier shall, to the extent practicable under the circumstances: (a) notify Customer Party of the proposed assignment; (b) introduce the individual to appropriate representatives of Customer Party, and permit Customer Party to conduct interviews with such individual as deemed reasonably necessary in Customer Party's sole discretion; (c) provide Customer Party with a resume and any other qualifications available to Supplier regarding the individual that may be reasonably requested by Customer Party; and (d) obtain Customer Party's approval for such assignment. If Customer Party does not approve such individual, Supplier shall promptly propose a replacement to Customer Party in accordance with this Section. Supplier shall provide Customer Party with a list of all Key Individuals at least quarterly after the Effective Date and as otherwise requested by Customer Party.

(2)Supplier shall not assign any Key Individual to the account of any Customer Competitor without Customer Party's prior approval while such Key Individual is assigned to the Customer account.
5.03 Replacement.
(1)Supplier shall not replace or reassign any Key Individual for at least 24 months after the date the applicable Key Individual first commenced providing the Services, unless: (a) an individual with equal or better qualifications to perform the Services is identified by Supplier prior to any replacement or reassignment, and Customer Party consents to such reassignment or replacement; or (b) such individual (i) voluntarily resigns from, or is dismissed by, Supplier, (ii) requests the reassignment; provided that prior to such reassignment, Supplier shall have (A) consulted with Customer regarding such reassignment, (B) considered and reflected, as appropriate, Customer's concerns and (C) completed a knowledge transfer and responsibility handoff procedure with respect to such individual in an appropriate timeframe agreed upon by the Parties in due consideration of such individual's responsibilities, (iii) fails to perform his or her duties and responsibilities pursuant to this Agreement, (iv) in Supplier's discretion, fails to comply with Supplier's employment policies and requirements or (v) dies or is unable to work due to his or her long-term illness, disability, or leave of absence.
(2)Upon notice from Customer Party, for any reasonable business reason (other than a reason prohibited by applicable Laws) regarding any MSDO, Supplier shall promptly (a) investigate the matter and take appropriate action which may include (i) removing an MSDO and providing Customer with prompt notice of such removal and (ii) replacing such individual with a similarly qualified individual or (b) take other appropriate disciplinary action to prevent a recurrence. In the event there are repeated such notices from Customer Party in connection with any MSDO, Supplier shall promptly remove such MSDO from the Service Delivery Organization. Supplier shall promptly replace any MSDO who is terminated, resigns or otherwise ceases to perform the Services with an individual with equal or better qualifications to perform the Services.
(3)In each case of clause (1) and clause (2), Supplier shall maintain backup and replacement procedures for the Service Delivery Organization to maintain continuity of the Services, ensure appropriate knowledge transfer, and document that knowledge transfer has been successfully completed.
5.04 Conduct of Service Delivery Organization. The Service Delivery Organization shall maintain and enforce the confidentiality provisions of this Agreement, during and after their assignment to provide the Services, and shall comply with Article 7. Prior to assigning an individual to the Service Delivery Organization, Supplier shall cause such individual to enter into a non-disclosure agreement required for all similarly situated employees, which will commit to protect the confidential information of Supplier and its customers and shall include an assignment of rights clause consistent with the form set forth in Exhibit 14. In the event Customer determines that a particular MSDO is not conducting himself or herself in accordance with this Section, Supplier shall promptly (1) investigate the matter and take appropriate action, which may include (a) removing the MSDO and providing Customer with prompt notice of such removal and (b) replacing such individual with a similarly qualified individual or (2) take other appropriate disciplinary action to prevent a recurrence. In the event there are repeated violations of this Section by an MSDO, Supplier shall promptly remove the individual from the Service Delivery Organization and terminate such individual's access to Customer Data, Customer Software and Customer Hardware, in accordance with this Section. Once per calendar year, Supplier shall send an e-mail to each MSDO who spends more than 50 percent of his or her time providing Services reminding such MSDO of his or her specific obligations under this Agreement regarding Customer's intellectual property and the confidentiality of Customer Data. Supplier shall cause each such MSDO to respond with an acknowledgement that he or she has read the e-mail and understands the obligations set forth in such email. Supplier shall retain such MSDOs' acknowledgements pursuant to Section 11.05 of this Agreement.
5.05 Subcontracting and Supplier Agents. Subject to the other provisions of this Section, the obligations of Supplier under this Agreement shall be performed by Supplier Party. Supplier Party shall not subcontract or delegate performance of any of Supplier's obligations under this Agreement without Customer Party's prior written consent for each subcontractor or delegate, as applicable; provided, however, that Customer Party's prior consent shall not be required to the extent any such subcontract or delegation (1) is to any entity other than a Customer Competitor and (2) does not result in (a) Supplier paying [****] or more per year to the applicable subcontractor or delegate and (b) any subcontractor or delegate having access to (i) Customer Confidential Information comprised of Personal Data, (ii) any Customer client's information or (iii) any Customer Site or other such premises, Customer Software or Customer network. [****]. Supplier Party shall cause the Supplier Agents and Affiliates of Supplier Party to comply with the obligations of Supplier, including the obligations with respect to MSDOs, under this Agreement. Supplier Party shall be responsible for such compliance and all other acts and failures to act of the Supplier Agents and such Affiliates. Supplier Party shall be responsible for all payments to the Supplier Agents.
ARTICLE 6 INTENTIONALLY LEFT BLANK.
ARTICLE 7 SERVICE LOCATIONS.
7.01 Service Locations. The Services shall be provided from the service locations set forth in Exhibit 8 (the "Service Locations"). Customer shall grant Supplier access rights to certain Customer facilities and in connection with such access, Supplier shall comply with the facilities use terms set forth in Exhibit 20. Supplier shall use Customer facilities solely to the extent permitted in this Agreement and solely for the provision of the Services to Customer. [****]. Provision of any Services from any other service location (including from a service location outside the United States) must be approved in advance by Customer Party in accordance with the governance procedures set forth in Exhibit 1 and Exhibit 9 and the Change Control Procedures, and Customer may, as a condition of such approval, require that any incremental expense incurred by Customer Party or its clients as a result of relocation to, or use of, another service location shall be reimbursed by Supplier Party to Customer Party.

7.02 Safety, Health and Hazards. Supplier shall provide the Service Delivery Organization with a safe and healthy workplace and shall provide the Services in a careful and safe manner. If Customer Party notifies Supplier Party of any non-compliance by Supplier with the provisions of this Section, Supplier shall (promptly, if so directed, or otherwise no later than 48 hours after receipt of such notice) implement a Customer-approved plan to correct such non-compliance. If Supplier fails to correct such non-compliance, then Customer Party may at its sole discretion: (1) suspend all or any part of the affected Services under this Agreement immediately upon notice thereof to Supplier Party; or (2) activate the Business Continuity Plan. If the Services are suspended, Supplier may commence performing the suspended Services when corrective action has been taken successfully by Supplier.
7.03 Security at Service Locations.
(1)The Service Locations shall have, in each case, as set forth in the Supplier Security Policies: (a) physical access security that is at least as stringent as such measures required of an "[****]" data center (or with respect to the [****] Service Locations, substantially equivalent security in all material respects); and (b) electronic access security (e.g., badged access, biometric or cipher-lock) and logical security.
(2)Supplier shall require that all MSDOs comply with the Supplier Security Policies.
7.04 Security Relating to Competitors.
(1)If Supplier intends to provide the Services from a Service Location that is shared with or used to provide services to a Customer Competitor, then, prior to providing any of the Services from such Service Location, Supplier shall develop a process, subject to Customer Party's approval, to restrict access (electronically or physically, as applicable) in any such shared environment to Customer Confidential Information so that Supplier's personnel providing services to such Customer Competitor do not have access to Customer Confidential Information.
(2)[****].
(3)In the event that Supplier Party or IBM Global Services effects or undergoes an IBM Change in Control with, or otherwise acquires or becomes an Affiliate of, a Customer Competitor, Supplier shall, upon Customer's request, demonstrate to Customer's reasonable satisfaction that Supplier is, with respect to such Customer Competitor, complying with the security processes set forth in Section 7.04 as such process relates to Customer Competitors.
7.05 Supplier Furnished Space. Upon Customer's request, for the purpose of performing audits and inspections, and making site visits, in accordance with this Agreement, Supplier shall furnish reasonable office space for Customer's or Customer Agent's personnel at each Service Location (except the [****] Service Locations, unless otherwise required by Law), including associated services (e.g., telephone), supplies and equipment in accordance with Exhibit 8.

7.06 Visits to Service Locations. Customer, [****]. Such tours shall be conducted in accordance with the facilities infrastructure tour process set forth in Exhibit 23 and in the presence of Customer Party's authorized representative. Customer Party shall use commercially reasonable efforts to minimize the scope and frequency of such tours.
7.07 Hardware Segregation. Supplier shall ensure that: (1) all Hardware in which Customer Data is stored is dedicated to Customer and Physically Segregated and (2) all other Hardware used to provide the Services is Logically Segregated.
ARTICLE 8 SERVICE LEVELS.
Supplier shall perform the Services in accordance with the Service Levels in a manner such that Supplier achieves the applicable Service Levels. Supplier's performance against the Service Levels (including any credits resulting from such performance) shall be measured and assessed in accordance with the methodology set forth in Exhibit 3. Performance Credits shall not limit Customer Party's right to recover, in accordance with this Agreement, any damages incurred by Customer as a result of Supplier's failure to perform the Services in accordance with, or to achieve, the Service Levels (but shall offset any such damages payable by Supplier in connection with the failure which resulted in the applicable Performance Credit).
ARTICLE 9 COOPERATION WITH CUSTOMER THIRD PARTY SUPPLIERS.
9.01 Cooperation with Customer Third Party Suppliers. Notwithstanding any other provision in this Agreement, but subject to Section 3.14, [****], to the extent applicable, otherwise Customer shall pay for the provision of such assistance pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9), including assisting Customer in connection with any requests for proposal for Customer Third Party Suppliers to provide services to Customer (such as, by providing to Customer information related to such services in order to enable Customer to draft a request for proposal relating to such services). Supplier shall assist and cooperate (and shall perform such actions as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the performance of such actions pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) in good faith with Customer and the Customer Third Party Suppliers (which cooperation shall include providing information related to Customer's receipt of the Services that is reasonably requested by Customer), to the extent reasonably required by Customer and provided that such Customer Third Party Suppliers are bound by confidentiality provisions no less stringent than those of Customer in this Agreement, to coordinate Supplier's provision of the Services and the performance by Customer and the Customer Third Party Suppliers of services that are related to, or otherwise interface or are integrated with, the Services. Such assistance and cooperation shall include:
(1)provision of requested and applicable written information concerning the Services, data and technology used in providing the Services, including information regarding the operating environment, system constraints and operating parameters, and other reasonably requested non-Confidential Information;
(2)logical access to Customer's systems and architecture configurations to the extent reasonably requested by Customer Third Party Suppliers and authorized by Customer; provided, however,

that Section 3.16 shall apply to the extent Supplier's failure to provide the Services in accordance with the Service Levels is directly attributable to such access obligations;
(3)access to the Service Locations, subject to the Supplier Security Policies; provided, however, that (a) Supplier shall provide such access, on a one-time basis, only to the extent required to cooperate with a Customer Third Party Supplier, (b) Supplier shall not be required to provide such access to Service Locations leased or owned by Supplier to any Supplier Competitor that is a successor to, or replacement of, Supplier Party and (c) the Service Locations shall not be used to perform any portion of the Services that are insourced or resourced pursuant to Section 3.14; and
(4)access to the Supplier Software, Developed Supplier Software and Supplier Hardware to the extent reasonably requested by Customer Third Party Suppliers and agreed by the Parties; provided, however, that (a) Supplier shall not be required pursuant to this Section to provide such access to any Supplier Competitor that is a successor to, or replacement of, Supplier Party and (b) such Supplier Software, Developed Supplier Software and Supplier Hardware shall not be used pursuant to this Section to perform any portion of the Services that are insourced or resourced pursuant to Section 3.14.
Supplier shall provide such additional assistance and support (and shall provide such additional assistance and support as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the provision of such additional assistance and support pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) to Customer as Customer may request from time to time. To the extent Customer requests Supplier to act as project manager with respect to any Customer Third Party Supplier, Supplier shall provide any such assistance and support in accordance with the Change Control Procedures (and shall provide such support as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for the provision of such support pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9).

9.02 Cooperation on Issues and Service Problems. Supplier shall cooperate with Customer and the Customer Third Party Suppliers to establish the root cause of any failure: (1) by Supplier to perform its obligations under this Agreement and (2) by any Customer Third Party Supplier to perform its obligations relating to Customer (each such failure, a "Service Problem"). If the root cause of a Service Problem falls within the responsibility of Supplier, Supplier shall promptly resolve the Service Problem in accordance with the terms of this Agreement.
9.03 Disputes Related to Cooperation.
(1)If there is a dispute between Supplier and any Customer Third Party Supplier (any such combination of Supplier and Customer Third Party Supplier disputing parties, the "Disputing Parties"), or between Customer and Supplier, regarding the allocation of responsibility for an issue or Service Problem between Supplier and such Customer Third Party Supplier (each such dispute, a "Supplier Dispute"), at the request of Customer Party, Supplier shall use commercially reasonable efforts to resolve such Supplier Dispute without Customer's intervention no later than five business days after such request. If the Disputing Parties are not able to resolve such Supplier Dispute within such time period, Supplier shall (a) advise Customer Party in writing of the Supplier Dispute as soon as reasonably possible, (b) provide information to Customer Party concerning the Supplier Dispute and (c) provide Supplier's recommendation for remedying the Supplier Dispute. Customer Party may require (x) additional information concerning the Supplier Dispute and (y) the Disputing Parties to attend meetings to determine the appropriate resolution of the Supplier Dispute.
(2)[****]. Notwithstanding the Supplier Dispute, Customer Party shall after such date pay Supplier Party for such services performed after such date using the applicable hourly rates set forth in Exhibit 4. If Supplier Party wishes to pursue further the resolution of the Supplier Dispute, Supplier Party shall submit the issue to Customer Party for an expedited dispute resolution process within five business days of Customer Party's direction to commence the applicable services. The Contracting Parties shall consider the Supplier Dispute in accordance with the dispute resolution procedures set forth in Section 29.04; provided, however, that such dispute resolution process shall be completed as between the Contracting Parties within 15 days of its submittal. If, after such 15 day period, the Contracting Parties remain in disagreement, either Contracting Party may submit the dispute to a court of competent jurisdiction, subject to Section 29.09. Pending final adjudication of the dispute by such court, Supplier shall continue to perform such services in accordance with the terms of this Agreement. If it is determined, either through the dispute resolution procedures set forth in Section 29.04 or final adjudication of such dispute by a court, that Supplier is not responsible under this Agreement for curing the disputed Service Problem, Customer Party shall pay Supplier Party (using the applicable hourly rates set forth in Exhibit 4) for any additional costs and expenses incurred (that were not otherwise reimbursed by Customer Party pursuant to this Section 9.03(2)) as a result of Supplier's efforts to correct such disputed Service Problem, along with Interest on such payments calculated from the date payment should have been made. If it is so determined that Supplier is responsible under this Agreement for curing the disputed Service Problem, Supplier Party shall refund any amounts paid by Customer Party to Supplier Party for Supplier's efforts to correct the disputed Service Problem, along with Interest on such payments calculated from the date of payment.
9.04 Customer Responsibilities. Customer Party's responsibility pursuant to this Article with respect to any Customer Third Party Supplier shall be limited to using commercially reasonable efforts to cause such Customer Third Party Suppliers to perform as specified in this Article. Supplier Party shall advise Customer Party of any failure by any Customer Third Party Supplier to so cooperate, and to the extent adversely affected, Supplier's performance shall be excused and this Agreement shall be appropriately adjusted in accordance with the Change Control Procedures.
ARTICLE 10.  LICENSES AND PROPRIETARY RIGHTS.
10.01 Customer Software and Work Product. Customer shall retain all of its right, title and interest in and to the Customer Software and Customer Work Product. To the extent Supplier will use the Customer Software or Customer Work Product in connection with providing the Services, Customer grants Supplier and Supplier Agents (provided that such Supplier Agents are bound by confidentiality obligations similar to those of Supplier hereunder), during the Term, a global, royalty-free, non-exclusive, non-transferable license to access, use and copy the Customer Software and

Customer Work Product (but only to the extent permitted by any applicable third party license agreement), in each case, to the extent necessary for Supplier to perform its obligations hereunder; provided, however, that the license granted to Supplier (and to the extent set forth in this Section, to Supplier Agents) in this Section with respect to Customer Software which Customer licenses from a third party shall be limited to the object code format of such third-party Customer Software. Subject to the license granted to Supplier (and to the extent set forth in this Section, to Supplier Agents) pursuant to this Section, to the extent Supplier or any Supplier Agent obtains any rights in Customer Software or Customer Work Product, Supplier and any applicable Supplier Agent hereby irrevocably and perpetually assigns, transfers and conveys to Customer Party (or the Affiliate of Customer designated by Customer Party) without further consideration all of its right, title and interest in and to the Customer Software and Customer Work Product. Upon Customer's request, Supplier and any applicable Supplier Agent shall execute any documents (or take any other actions) as may reasonably be necessary, or as Customer may request, to perfect Customer's (or Customer's designee's) ownership in and to the Customer Software and Customer Work Product.
10.02 Supplier Software and Work Product.
(1)Supplier shall retain all of its right, title and interest in and to the Supplier Software and Supplier Work Product. To the extent Customer will use Supplier Software or Supplier Work Product in connection with the Services, Supplier grants Customer and the Service Recipients, during the Term, a global, royalty-free, irrevocable during the Term, non-exclusive license to access, use and copy the object code versions of Supplier Software and Supplier Work Product, in each case, to the extent necessary for (a) Customer and the Service Recipients to receive the Services and (b) the Customer Software to be operable using ordinary course methodologies and work efforts. Such license shall extend to third parties providing services to Customer to the extent necessary for Customer to receive the Services and provided such third parties are bound by confidentiality obligations similar to those of Customer hereunder. Supplier shall be responsible for obtaining any consents necessary to provide the license granted to Customer and the Service Recipients under this Section. Subject to the license granted to Customer and the Service Recipients pursuant to this Section, to the extent Customer or any Service Recipient obtains any rights in Supplier Software or Supplier Work Product, Customer and any applicable Service Recipient hereby irrevocably and perpetually assigns, transfers and conveys to Supplier Party (or the Affiliate of Supplier designated by Supplier Party) without further consideration all of its right, title and interest in and to the Supplier Software and Supplier Work Product. Upon Supplier's request, Customer and any applicable Service Recipient shall execute any documents (or take any other actions) as may reasonably be necessary, or as Supplier may request, to perfect Supplier's (or Supplier's designee's) ownership in and to the Supplier Software and Supplier Work Product. Supplier shall notify Customer prior to Supplier's use of any Supplier Software to provide the Services, which notification shall include information as to whether such Supplier Software is commercially available on a subscription basis. [****].
(2)With respect to any third party Software that Supplier is using to provide the Services at the end of the Term, Supplier shall, with respect to each such Software item, (a) transfer, assign or sublicense such third party Software to Customer or its designee at no additional cost or expense to Customer (including any fees in connection with such transfer, assignment or sublicense, except for any ongoing license fees and maintenance fees associated with such third party

Software licenses) and (b) with respect to Restricted Third Party Software, assist Customer or its designee in obtaining a license to (i) such Restricted Third Party Software or (ii) a functionally equivalent substitute Software product, as approved by Customer, for such Restricted Third Party Software.
(3)With respect to Supplier Software that is proprietary to Supplier, commercially available on a subscription basis, and is being used by Supplier to provide (or Customer to receive) the Services at the end of the Term (and for which Customer does not already have an existing license agreement), upon Customer's request, Supplier shall license the object code version of requested Supplier Software to Customer after the Term, and Customer shall pay applicable subscription fees for such Supplier Software, under terms, conditions and pricing [****]. Customer shall bear the ongoing support and maintenance charges and other applicable charges [****].
(4)Notwithstanding Section 10.02(1), with respect to Supplier Software that is proprietary to Supplier, not commercially available on a subscription basis as notified to Customer pursuant to Section 10.02(1), and is being used by Supplier to provide (or Customer to receive) the Services at the end of the Term (and for which Customer does not already have an existing license agreement), (a) [****].
10.03 Developed Software and Work Product.
(1)Customer Party shall own and have all right, title and interest in and to the Developed Customer Software and Developed Work Product. Supplier Party irrevocably assigns, transfers and conveys to Customer Party all of its right, title and interest (including ownership of copyright) in and to the Developed Customer Software and Developed Work Product. Supplier Party shall execute any documents (or take any other actions) as may be necessary, or as Customer Party may request, to perfect the ownership of Customer Party in the Developed Customer Software and Developed Work Product. Customer Party may designate any Affiliate of Customer to be the owner of such Developed Customer Software or Developed Work Product for purposes of this Section, in which case the references to Customer Party in this Section shall be to such Affiliate. Customer Party grants Supplier Party a global, royalty-free, irrevocable, perpetual, nonexclusive license to access, use, copy, maintain and modify (and except to the extent set forth in the applicable Statement of Work, also to make, sell and sublicense, and, in each case, to authorize others to do the same) the Developed Customer Software that is: (a) implemented to manage, or is integrated into, Customer's information technology environment; (b) of the type used by service providers to manage information technology environments and data centers generally, (c) not specific to the Customer Lines of Business or Customer's business, and (d) a work that is not a modification, enhancement or derivative of Customer Software.
(2)Supplier Party shall own and have all right, title and interest in and to the Developed Supplier Software. Customer Party irrevocably assigns, transfers and conveys to Supplier Party all of its right, title and interest (including ownership of copyright) in and to the Developed Supplier Software. Customer Party shall execute any documents (or take any other actions) as may be necessary, or as Supplier Party may request, to perfect the ownership of Supplier Party in the Developed Supplier Software. Supplier Party may designate any Affiliate of Supplier to be the owner of such Developed Supplier Software for purposes of this Section, in which case the references to Supplier Party in this Section shall be to such Affiliate. To the extent agreed in a Statement of Work in respect of the applicable Developed Supplier Software, Supplier Party grants Customer Party a global, royalty-free, irrevocable, perpetual, non-exclusive license to access, use, copy, maintain, modify, make (and, in each case, to authorize others to do the same) the object code versions (or, to the extent set forth in the applicable Statement of Work, source code versions) of Developed Supplier Software solely to provide Services to the Customer and to allow Customer to provide services to its clients. [****].
10.04 Inventions. Except to the extent otherwise set forth in the applicable Statement of Work, with respect to Inventions embodied in, or otherwise incorporated into, Developed Customer Software, Customer Party shall own such Inventions and only Customer Party may seek patent protection for the Inventions. Supplier irrevocably assigns, transfers and conveys to Customer Party all of its right, title and interest in such Inventions. Supplier shall execute any documents (or take any other actions) as may be required to file applications and to obtain patents in the name of Customer Party in any countries covering the Inventions. Customer Party may designate any Affiliate of Customer to be the owner of such invention for purposes of this Section, in which case the references to Customer Party in this Section shall be to such Affiliate. Except to the extent otherwise set forth in the applicable Statement of Work, with respect to any other Invention, the Contracting Parties shall own such Inventions jointly, with no accounting.
10.05 Third Party Restrictions. Customer shall notify Supplier of any third party restrictions on Supplier's use of the Customer Software and Customer Work Product provided hereunder and Supplier shall comply with any such restrictions. Supplier shall notify Customer of any third party restrictions on Customer's use of the Supplier Software, Developed Supplier Software and Supplier Work Product provided hereunder and Customer shall comply with any such restrictions; provided, however, that, (1) no such third party restriction shall relieve Supplier of its obligation to provide the Services in accordance with this Agreement and (2) upon Customer's request, Supplier shall propose workarounds to any such restriction.
10.06 Software Maintenance.. With respect to Supplier proprietary Software that is part of the Supplier Software or Developed Supplier Software licensed to Customer under this Agreement and that is commercially available, Supplier shall provide maintenance support to Customer with respect to such Software upon expiration or termination of this Agreement, subject to the execution by the Parties of a separate maintenance agreement and the payment by Customer of maintenance fees [****].
ARTICLE 11 DATA.
11.01  Ownership of Data. Customer shall retain all of its right, title and interest in and to the Customer Data. Supplier shall not use (except as necessary to perform the Services), disclose, transfer or provide any Customer Data without Customer Party's prior approval. Supplier shall not access Customer Data (including Personal Data) from outside the United States without the prior written approval of Customer Party; provided, however, that such approval shall not be required by Supplier to access Customer Data (other than Personal Data) from outside the United States using Supplier's proprietary "G Smart" services, solely for the purposes of generating reports detailing Services performance and network monitoring. To the extent Supplier has any rights in Customer Data, Supplier hereby irrevocably and perpetually assigns, transfers and conveys to Customer Party (or the Affiliate of Customer designated by Customer Party) without further consideration, all of its right, title and interest in and to the Customer Data. Upon Customer Party's request, Supplier shall execute any documents (or take any other actions) as may be necessary, or as Customer Party may request, to enforce these rights of Customer in Customer Data. Supplier shall limit the disclosure of any Customer Data to only those Supplier personnel who have been subject to background screening as provided in Article 5 and who have been advised of the confidential and proprietary nature of such Customer Data and who have acknowledged the obligation to maintain the confidentiality of Customer Data in accordance with the terms of this Agreement. Additionally, Supplier shall only disclose to such Supplier personnel Customer Data that is required for such personnel to provide the Services.
11.02 Correction of Errors. Supplier shall promptly correct any errors or inaccuracies in Customer Data that are created by Supplier, at no additional cost or expense to Customer except to the extent that such errors or inaccuracies were created by Supplier working under the direction of Customer or Customer's Agent and the efforts to correct such errors or inaccuracies could not be performed as a Non-Chargeable Change. Supplier shall inform Customer Party or its designee of any such corrections.
11.03 Provision and Return of Data. Upon Customer Party's request and as directed by Customer Party, Supplier shall promptly: (1) provide or return Customer Data, or requested portion thereof, to Customer; and (2) Destroy or Erase the Customer Data, or requested portion thereof, in Supplier's possession. Any archival tapes containing Customer Data shall be used by Supplier solely for back-up purposes and shall remain subject to the confidentiality and security provisions of this Agreement.
11.04 Data Security and Computer Access. The roles and responsibilities of the Parties with respect to the security and control of Customer Data shall be set forth in Attachment 2-G to Exhibit 2. Supplier shall comply with Customer's information security policies, standards and procedures as set forth in Exhibit 12 (collectively, the "Data Safeguards"). Supplier shall modify the Services to comply with any changes in the Data Safeguards communicated to Supplier Party by Customer Party. Supplier shall perform such modification (and shall perform such modification as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for the performance of such modification pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9). If Supplier discovers or is notified of a failure to comply with the Data Safeguards, or of a breach or attempted breach of Customer's information security, Supplier Party shall promptly (but, in any event, within 24 hours): (1) notify Customer Party; and (2) if Supplier was responsible for the failure, breach or attempted breach, (a) investigate and cure such failure, breach or attempted breach and (b) provide satisfactory assurance to Customer Party that such failure, breach or attempted breach will not recur. Information relating to any such failure, breach or attempted breach shall be deemed the Confidential Information of Customer and shall not be disclosed by Supplier other than in accordance with this Agreement.
11.05 Records Management. Supplier shall maintain, in secure locations (to prevent destruction and unauthorized access) and in accordance with Generally Accepted Accounting Principles and Practices, records sufficient to document the Services and Fees. Supplier shall retain records relating to the Services and its performance pursuant to this Agreement (including records relating to

Change management, problem management, ARCs and RRCs, and all operational and system documentation) for at least five years, unless a longer period is required by Law. Upon Customer's request, such records shall be made available for Customer's review.
11.06 Privacy and Personal Data. Supplier acknowledges that in providing the Services Supplier will process Customer Data (including Personal Data) that is subject to the Data Protection Laws. Accordingly, with respect to any Personal Data, Supplier shall:
(1)Supplier shall only process Personal Data in accordance with the documented instructions that Supplier receives from Customer, including [****];
(2)not use, disclose, transfer or process such Personal Data for any other purpose, including for its own commercial benefit, unless agreed to by Customer Party;
(3)treat all Personal Data as the Confidential Information of Customer;
(4)not permit the alteration or deletion of any Personal Data created by Supplier on behalf of Customer unless expressly authorized by Customer;
(5)implement reasonable technical and organizational measures designed to protect Personal Data against accidental or unlawful destruction or accidental loss or alteration, or unauthorized disclosure or access and against all other unlawful forms of processing. In particular, "reasonable technical and organizational measures" must meet or exceed the requirements of the Data Safeguards, Supplier Laws, [****], and Customer's instructions with respect to Customer Laws and Laws applicable to Customer's clients; provided, however, that should such [****] or Customer instructions require legal interpretation, Customer shall provide such legal interpretation in writing to Supplier, and Supplier shall have no responsibility for the accuracy of such legal interpretation by Customer. Supplier shall use good faith efforts to assist Customer in determining whether such [****] and Customer Laws and Laws applicable to Customer's clients require changes in Supplier's security configurations, and in determining the most effective manner in which such changes can be implemented;
(6)notify Customer Party within [****] upon learning of any breach or potential breach of the security of the Personal Data, or any unlawful or unauthorized uses or disclosures of Personal Data (collectively, a "Data Security Event") and investigate and cure such Data Security Event (including, by complying with any Customer instructions in connection with such Data Security Event); provided, however, that to the extent such Data Security Event is not a result of Supplier's breach of its obligations under this Agreement and such investigation and cure cannot be performed as a Non-Chargeable Change, Customer Party shall, in accordance with the Change Control Procedures, pay for such investigation and cure;
(7)notify Customer Party prior to any change that is made with respect to Supplier's organizational or technical measures taken to protect Personal Data that could affect the controls or standards of protection previously specified or approved;
(8)notify Customer Party promptly in writing (and in any event no later than two days after receipt) of any communication received from a Data Subject relating to the Data Subject's rights to access, modify or correct his or her Personal Data, and shall comply with all reasonable instructions of Customer Party before responding to such communications;
(9)notify Customer Party promptly in writing (and in any event no later than two days after receipt) of any communication received from a data protection authority or other regulatory agency relating to the processing of Personal Data, and shall comply with all reasonable instructions of Customer Party before responding to such communications;
(10)notify Customer Party promptly in writing (and in any event no later than two days after learning) if Supplier becomes unable to perform its obligations with respect to the processing of Personal Data hereunder;
(11)comply with the provisions of this Agreement and the reasonable instructions of Customer Party to return, store or Destroy or Erase the Personal Data;
(12)(a) comply with the Data Protection Laws applicable to Supplier in connection with the performance of the Services; (b) not take, or omit to take, any action that Supplier knows would cause Customer to contravene any Data Protection Law, unless directed to do so by Customer notwithstanding Supplier's notification to Customer of a potential breach of the Data Protection Laws; and (c) take any additional steps reasonably requested by Customer Party to comply with any notification or other obligations under such Laws (including, in response to any request made by any data protection regulator or any Data Subject); and
(13)limit access to and possession of Personal Data only to MSDOs whose responsibilities under this Agreement reasonably require such access or possession.
11.07 Data Protection Agreement.
If requested by Customer's clients, or if Supplier is not registered with respect to the handling and processing of Customer's Personal Data under the safe harbor framework developed by the U.S. Department of Commerce in coordination with the European Commission, the Parties agree to execute the model contract promulgated by the European Commission and in accordance with Regulation (EU) 2016/679, the General Data Protection Regulation, together with any additional implementing legislation, rules or regulations that are issued by applicable supervisory authorities together with any applicable national legislation implementing or replacing GDPR from time to time. Any model contract entered into pursuant to the above shall be entered into solely for the purpose of complying with the relevant E.U. Data Protection Laws and Regulations and will in no event modify or affect, directly or indirectly, the regime on liability agreed between the Parties under this Agreement, or otherwise modify this Agreement. Customer shall remain solely responsible for determining the purposes for, and means of, processing Customer Data by Supplier under this Agreement.
ARTICLE 12  CONSENTS.
12.01 Supplier Consents. Supplier shall, at its cost and expense, obtain, maintain and comply with the Supplier Consents. In the event Supplier is unable to obtain a Supplier Consent, Supplier shall implement (at its own cost and expense), subject to Customer's prior approval, alternative approaches as reasonably necessary to provide the Services without such Supplier Consent.

12.02  Customer Consents. Customer shall, at its cost and expense, obtain and maintain the Customer Consents. Customer shall comply with the Customer Consents. In the event that Customer has not obtained all Customer Consents as of the Effective Date, Supplier shall implement, at Customer's cost and expense and subject to Customer's prior approval, alternative approaches as reasonably necessary to provide the Services without such Customer Consent. Supplier shall comply with the Customer Consents.
12.03 Cooperation. Each Party shall reasonably cooperate with the other in obtaining the Consents, including by executing reasonable confidentiality agreements if required by the applicable third party.
ARTICLE 13 FEES.
13.01 Fees. Subject to Section 15.04, in consideration of Supplier providing the Services (including Services procured from an alternate source by Supplier in accordance with Section 27.02), Customer Party shall pay Supplier Party the Fees in accordance with Exhibit 4. Without limiting Customer's obligation to pay (1) undisputed Fees in accordance with Section 15.03 and (2) disputed Fees which the Parties agree shall be paid to Supplier in accordance with Section 15.04, Customer Party shall be under no obligation to pay any Fees for Services not provided by Supplier to Customer.
13.02 Expenses. Except as expressly set forth in this Agreement, all expenses are included in the Fees and there shall be no charges, expenses, costs or other amounts (including for Software, Hardware, facilities, telecommunications, transition or export) to be paid by Customer Party for the performance of Supplier's obligations pursuant to this Agreement. If any expenses are expressly set forth to be reimbursed by Customer Party, such expenses shall be reimbursed pursuant to Article 15 but only if such expense is: (1) reasonable and customary; (2) approved by the Customer Party in accordance with the governance procedures set forth in Exhibit 9; and (3) itemized on the applicable invoice with receipts supporting each expense over $75.
13.03 Intentionally Left Blank.
13.04 Certain Changes in Control. [****].
ARTICLE 14 TAXES.
14.01 Sales Taxes. Customer Party shall pay all sales or use taxes ("Sales Taxes") due with respect to the receipt of the Services. Supplier Party shall pay all other taxes imposed on Supplier with respect to its internal operations and costs related to its provision of the Services and [****]. Each Contracting Party shall bear sole responsibility for its taxes on its own net income, employees and real property or leased real property.
14.02 Invoice Details. Supplier Party shall provide Customer Party the details relating to the applicable Sales Tax as a separate line item on each invoice from Supplier Party.
14.03 Tax Cooperation.
(1)The Contracting Parties shall reasonably cooperate with each other to more accurately determine each of Customer's and Supplier's tax liability and to minimize such liability, to the extent legally permissible and in accordance with the other terms of this Agreement, including Section 7.01.
(2)In the event of a change in applicable Law or administrative pronouncement or practice that will result in an increase in a Sales Tax for which Customer Party is responsible, Supplier Party shall (a) notify Customer Party of such change in Law or administrative pronouncement or practice and (b) cooperate with Customer Party (including with any employees, professional advisors (including accountants), contractors and other agents of Customer Party) to review and mitigate Customer Party's relevant tax liabilities.
(3)In the event of an audit or contest by a relevant taxing authority of Sales Taxes that such taxing authority expressly indicates is payable by Customer Party, Supplier Party shall, as promptly as practicable, (a) notify Customer Party of the pendency of such audit or contest and (b)  inform Customer Party to the extent that Customer is expressly identified in the audit, of the progress of such audit or contest at reasonable intervals. Supplier shall demonstrate good faith in defending its tax position as such position relates to Customer. To the extent permissible under Law, Supplier shall provide Customer timely opportunity to review and contest any assessment applicable to Customer.
ARTICLE 15 INVOICE AND PAYMENT.
15.01 Invoices Generally. Supplier Party's invoices shall be accompanied by such records or other written proof as Customer Party deems adequate to verify the amounts billed and shall be in the form required by Customer Party. A properly prepared and correct invoice is an original document received at the proper Customer Party address, as indicated in Exhibit 4, that is in the form set forth in Exhibit 4. If an invoice is not provided substantially in accordance with Exhibit 4, or is otherwise incomplete or incorrect due to clerical error or any other manifest error (e.g., an incorrect amount or an item for which Customer Party is not responsible for payment), (1) Supplier Party shall issue a corrected invoice no later than [****] business days after Customer's notice and (2) Customer Party shall pay in accordance with Section 15.03 and Section 15.04 the amount of Fees which should have been invoiced in a correct invoice as though Customer Party received such correct invoice on the [****] day of the applicable month.
15.02 Invoice Timing. Supplier Party shall submit an invoice to Customer Party for the Fees applicable to the Services received in any month as further described in Exhibit 4. Such invoice shall be provided no later than the [****] day of each month, [****]. Services are considered received in the month in which such Service is: (1) performed, if such Service is provided on a time and materials basis or monthly fee basis; or (2) completed, based on any applicable milestones. Supplier Party shall not invoice Customer Party, and Customer Party shall have no obligation to pay Supplier Party, any amounts (other than amounts relating to Pass-Through Expenses, Managed Agreements, Assigned Agreements and, without limiting each Party's indemnity obligations relating to taxes hereunder, taxes) that are not invoiced within [****] after performance of the applicable Service.
15.03 Payment. Subject to Section 15.04, Customer Party shall pay Supplier Party the Fees for the Services invoiced in accordance with Section 15.02 by no later than [****] which the applicable invoice was issued by Supplier Party (the "Payment Date"); provided, however, that if Supplier Party fails to issue an invoice in accordance with the timing requirements set forth in Section 15.02, or if

Supplier Party fails to correct an invoice in accordance with the timing requirements set forth in Section 15.01, then Customer Party shall pay such invoice within [****] after Customer Party's receipt of such invoice. At Customer Party's option, payment shall be made by electronic funds transfer, wire or check. Payment by electronic funds (or wire) shall be considered made when released from Customer Party's account. Payment by check shall be considered made when post-marked by the U.S. Postal Service. If Customer Party fails to pay the undisputed invoiced Fees within five days after the Payment Date in any Contract Year, Customer Party shall pay interest on the unpaid invoiced Fees as follows: [****].
15.04 Withholding; Rights of Set-Off.
(1)Customer Party may, at any time on or before the Payment Date, withhold amounts that it disputes in good faith by providing Supplier Party a notice that describes the dispute in reasonable detail. The aggregate amounts withheld by Customer Party for all then-current disputes shall not exceed the [****] (the "Withholding Cap"); provided, however, that with respect to any month in which no Fees were paid or payable (in the aggregate) under this Agreement in the month prior to the month in which the dispute is raised, the Withholding Cap shall be [****]. If Customer Party disputes amounts in the aggregate that are (a) [****]. If Customer Party disputes in good faith any amounts subsequent to payment thereof, [****]. In the event Supplier Party disputes the withholding of amounts by Customer Party, Supplier Party may notify Customer Party and such dispute shall be handled in accordance with the dispute resolution procedures set forth in Section 29.04. Upon resolution of such dispute, the amount, if any, payable to Supplier Party will be paid by Customer Party to Supplier Party with Interest, calculated from the date payment should have been made.
(2)With respect to any amount that the Contracting Parties agree should be reimbursed to Customer Party by Supplier Party or is otherwise payable to Customer Party by Supplier Party, and any Interest thereon calculated from the date of payment or the date reimbursement was due, Customer Party may, in accordance with the Contracting Parties' agreement, deduct the entire or prorated amount owed to Customer Party against the Fees or, at the request of Customer Party, Supplier Party shall pay such amounts to Customer Party at or after the end of the Term.
15.05 Currency. Except as otherwise agreed upon by the Contracting Parties, each invoice submitted to Customer Party shall be denominated and paid in United States Dollars.
ARTICLE 16 GOVERNANCE AND CHANGE CONTROL.
16.01 Governance. The Parties shall comply with the governance procedures set forth in Exhibit 9.
16.02 Service Requests and Changes of Scope.
(1)Any changes to the Services not otherwise contemplated in Exhibit 1 shall be made in accordance with the Change Control Procedures set forth in Exhibit 9.

(2)No Fees or other amount shall be payable by Customer in connection with a Change to the extent the applicable portion of such Change is a Non-Chargeable Change. With respect to any portion of a Change which is not otherwise a Non-Chargeable Change, Customer shall pay for the performance of such action pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9; provided, however, that with respect to any portion of a Change which (a) is not otherwise a Non-Chargeable Change and (b) is implemented by Supplier as a change to benefit multiple Supplier clients, the Fees payable by Customer in respect of such Change shall be an amount no greater than that which reflects an equitable allocation of the costs and expenses associated with such Change among Customer and any such other Supplier clients based on the number of Supplier clients, including Customer, who benefit from such change.
ARTICLE 17 REPORTS, DATA AND REAL TIME DATA ACCESS.
Supplier shall provide to Customer the reports and data identified in Exhibit 10. Supplier shall provide Customer (1) upon Customer's request, access to the Customer Data held by Supplier in real time (to the extent the systems and Customer Data are configured for real time access pursuant to the Customer Architecture) and (2) upon Customer's request, access to all training materials, job aids and other materials agreed upon by the Parties that are used by Supplier in the performance of the Services. In each case, Supplier shall provide such access to the extent required for Customer to receive the Services.
ARTICLE 18 AUDITS.
18.01 Services Audits. Upon [****], Supplier shall provide to Customer and any of its clients, and any of Customer's or Customer's client's regulators, accountants and auditors (collectively, the "Customer Auditors") with (1) [****] and (2) any assistance requested by Customer with respect to access described in the preceding clause (1) [****]. Audits performed pursuant to this Section 18.01 shall not be performed by a Supplier Competitor. [****].
18.02 Audit Controls.
(1)Supplier shall comply with, shall provide the Services to satisfy and shall otherwise not cause the in-scope Customer computer systems to fail to satisfy the internal audit controls of Customer as provided to Supplier by Customer (including any corrective recommendations or other Customer Party instructions). In addition, Supplier shall assist Customer in addressing its audit control requirements, such as: (a) participating in any reviews by Customer as to compliance with such requirements; and (b) including Customer in any reviews by Supplier as to compliance with such requirements.
(2)Supplier shall, at its cost and expense, maintain controls and procedures ("Supplier Controls") in the facilities under its control from which the Services are provided in accordance with [****].
18.03 Fees Audits. Twice in each Contract Year (or more frequently if required by any governmental or regulatory authority), upon 10 days' notice from Customer Party (unless exigent circumstances require a shorter notice period), and in accordance with the procedures established by Customer Party and made available to Supplier Party, Supplier shall provide [****]. If such audit reveals that Supplier Party has overcharged Customer Party, upon notice from Customer Party of the amount of such overcharge: (1) Supplier Party shall promptly pay to or credit Customer Party, as Customer Party requests, the amount of the overcharge [****], calculated form the date of payment; and (2) [****]. Supplier Party may dispute the results of such audit in good faith in accordance with the dispute resolution procedures set forth in Section 29.04, and until it is determined that Supplier has overcharged Customer Party, Supplier Party shall have no obligation to pay or credit Customer Party the disputed amount and Overcharge Interest.
18.04 SSAE 18 and Sarbanes-Oxley.
(1)Supplier Party shall at its cost and expense have an independent third party auditor conduct a SSAE 18 Type II review (or an equivalent successor audit approved by a commission, professional association or other entity which reviews and comments on audit industry practices, such as the Public Company Accounting Oversight Board) [****] of the Services at each Service Location owned or leased by Supplier (except the [****] Service Locations) for the periods from [****] during the Term. [****] if: (a) Supplier generally conducts a [****] of services provided to all its customers, (b) such [****] is consistent with industry standards and practices utilized by [****], and (c) Supplier Party provides Customer Party auditor update letters with respect to each of the above [****] ending after the end of the most recent applicable [****] period, in form and substance as set forth in Exhibit 27.
(2)Supplier Party shall, as soon as the report of the audits set forth in Section 18.04(1) is available [****], Supplier Party shall (a) inform Customer Party of the reason for the delay, (b) meet as soon as reasonably practicable with Customer and Customer Auditors to explain such delay and any ongoing related remediation, and (c) upon Customer's reasonable request, provide Customer Party with updates to address (and to the extent commercially reasonable, to alleviate) Customer's reasonable concerns relating to such audit.
(3)Supplier Party shall, at its cost and expense, promptly notify Customer Party of the action plan to be used to remediate, and shall thereafter remediate as soon as possible, any weakness or deficiency that has resulted in a qualified SSAE 18 Type II report, or that could reasonably be expected to result in a qualified SSAE 18 Type II report, in respect of Supplier Controls identified in such SSAE 18 Type II reports. Any testing to verify such remediation shall be completed no later than [****] days after identification of a material weakness or deficiency. Supplier Party shall cause its auditors to provide updates no later than [****] days following remediation in an agreed upon procedures report regarding when such weaknesses or deficiencies have been corrected and that the Supplier Controls are functioning effectively.
(4)At the request and option of Customer Party, Supplier Party shall deliver to Customer Party, within [****] days after such request, an auditor's update letter or a certificate from an appropriate officer or representative of Supplier, in form and substance as set forth in Exhibit 27, updating the most recent SSAE 18 Type II report of the applicable Contract Year by certifying that Supplier is in compliance in all material respects with its obligations with respect to the Supplier Controls, including a certification that no changes have been made to the Supplier Controls without the approval of Customer Party. [****].

(5)Supplier Party shall be responsible for the costs and expenses associated with the preparation of each SSAE 18 Type II report described above in accordance with this Section and any agreed upon procedures report agreed upon by the Contracting Parties.
(6)Supplier Party shall promptly respond to inquiries from Customer Party and, upon [****].
(7)If Customer Party determines that a form of independently audited quality certification other than a SSAE 18 Type II report or the successor audit described in Section 18.04(1), as applicable, is sufficient to satisfy Customer's obligations under applicable Laws, Supplier Party shall, at Customer Party's request, perform its obligations relating to the issuance of an unqualified SSAE 18 Type II report or the successor audit described in Section 18.04(1), as applicable, with respect to such new quality certification. The costs and expenses associated with the preparation of such new quality certification shall be borne by Customer Party to the extent such certification is provided specifically to or for Customer Party; provided, however, that in the event Supplier provides such certification to any other Supplier client, such costs and expenses borne by Customer Party shall be an amount no higher than that which reflects an equitable allocation of the costs and expenses associated with such Change among Customer and any such other Supplier client based on the number of Supplier clients, including Customer, who benefit from such change.
(8)Supplier shall provide Customer-requested support (which support shall be provided as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for the performance of such action pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) to Customer for Customer's procedures related to the Sarbanes-Oxley Act of 2002 on a quarterly basis.
(9)If Customer desires that Supplier's chosen SSAE 18 Type II public accounting provider perform additional procedures outside the scope of the multi-client SSAE 18 Type II report provided by Supplier, then at the request of Customer, Supplier shall retain its then-current provider to perform an "agreed upon procedures review" at Customer's cost and expense. At the request of Customer, Supplier shall, at Customer's cost and expense, also engage its chosen SSAE 18 Type II public accounting provider to perform an additional standard SSAE 18 Type II report dated a different date than specified above.
(10)Upon Customer's request, Supplier shall provide support (which support shall be provided as a Non-Chargeable Change, to the extent applicable) to the applicable [****].
18.05 Facilities. Supplier shall provide [****] may require to perform the audits and inspections described in this Article.
18.06 Regulatory Information. Supplier Party shall promptly provide to Customer Party any information or records maintained by Supplier that are requested by any governmental or regulatory authority or otherwise required to answer any inquiries from such governmental or regulatory authority. Customer Party, in consultation with Supplier Party, shall use commercially reasonable efforts to obtain confidential treatment of such information or records by such governmental or regulatory authority.

18.07 Availability. Supplier shall make available promptly to Customer [****]; provided, however, that Supplier shall not be required to provide a copy of the results nor any confidential information of a third party that may be contained in such results.
18.08 ISO 9001 and ISO 27001. Supplier shall maintain ISO 9001 and ISO 27001 and other quality management certification and security programs with respect to the Services, Service Delivery Organization and the Customer-dedicated environment at the Service Locations (except the [****] Service Locations). Supplier shall assist Customer in its ISO 9001 and ISO 27001 certification processes. Supplier shall also assist in other quality management certification and security programs of Customer as requested by Customer.
18.09 Data Center Designation. Supplier shall maintain an "[****]" data center designation. The criteria for such designation shall be at least as stringent as those set forth in Exhibit 24.
18.10 Disclosure of Supplier's Costs. Customer and Customer Agents shall not have access to Supplier's costs to provide the Services, except to the extent that the methodology to calculate the Fees or any Pass-Through Expenses utilizes such Supplier costs (e.g., Fees calculated on a "cost plus" basis).
18.11 [****] Service Location SSAE 18. Supplier Party shall at its cost and expense cause [****] to provide to Customer a multi-client SSAE 18 Type II review (or an equivalent successor audit approved by a commission, professional association or other entity which reviews and comments on audit industry practices, such as the Public Company Accounting Oversight Board) at least [****] of the [****] Service Locations. Upon Customer request and upon execution of [****] standard SSAE 18 Non-Disclosure Agreement, Supplier shall cause [****] to provide to Customer a copy of [****] written [****] SSAE 18 Type II reports. Reports will cover both [****]. As of the Effective Date, such audit is conducted by [****].
18.12 Distribution. Customer Party shall be permitted to [****].
ARTICLE 19 CONFIDENTIAL INFORMATION.
19.01 Generally. The Receiving Party shall not: (1) access or use the Confidential Information of the Disclosing Party except as necessary to perform its obligations or exercise its rights hereunder; or (2) disclose or otherwise allow access to the Confidential Information of the Disclosing Party to any individuals or third parties except as provided in Section 19.02. In addition, the Receiving Party shall protect the Confidential Information of the Disclosing Party with at least the same level of care as it protects its own confidential information, but not less than a commercially reasonable level of care.
19.02 Permitted Disclosure. The Receiving Party may disclose relevant aspects of the Disclosing Party's Confidential Information to the Receiving Party's officers, directors, employees, professional advisors (including accountants), contractors and other agents to the extent such disclosure is necessary for the current or future performance of their obligations or exercise of rights with respect to the Receiving Party under this Agreement; provided, however, that the Receiving Party shall cause such Confidential Information to be held in confidence by the recipient to the same extent and in the same manner as required under this Agreement. The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent required to comply with any Law or any listing agreement with, or rules of, any national securities exchange or interdealer quotation system; provided, however, that the Receiving Party shall (1) provide the Disclosing Party with prior notice of any such disclosure, (2) with the Disclosing Party's assistance, use commercially reasonable efforts to obtain confidential treatment of the disclosed Confidential Information by the party to whom it is disclosed, and (3) cooperate with the Disclosing Party to minimize the disclosure. [****].
19.03 Exclusions. The restrictions on use and disclosure in this Article shall not apply to: (1) Confidential Information already known to the Receiving Party, as demonstrated by prior existing records, when it was disclosed by the Disclosing Party; (2) Confidential Information that, at the time of its disclosure by the Disclosing Party, is known to the public (except Personal Data) through no fault of the Receiving Party or its employees, agents or contractors; (3) Confidential Information that is lawfully received by the Receiving Party from a third party where the third party has not required the Receiving Party to maintain the information in confidence; (4) Confidential Information developed by the Receiving Party independently of disclosure by or receipt from the Disclosing Party; or (5) Confidential Information disclosed by the Disclosing Party to a third party without imposing any obligation of confidentiality on such third party; provided, however, that with respect to clause (5) of this Section, if the Disclosing Party discloses its Confidential Information to a governmental authority (and does not otherwise publish such Confidential Information) to comply with any Law or any listing agreement with, or rules of, any national securities exchange or interdealer quotation system, then the restrictions on use and disclosure in this Article shall continue to apply.
19.04 Return of Materials. In addition to Section 25.12, upon the Disclosing Party's request and as directed by the Disclosing Party, the Receiving Party shall promptly return, or at the Disclosing Party's request Destroy or Erase, all Confidential Information and all written materials that contain, summarize or describe any Confidential Information of the Disclosing Party, except to the extent there is a license to such materials under this Agreement. Subject to this Article, the Receiving Party shall be entitled to retain an archival copy of such Confidential Information in order to enforce the terms and conditions of this Agreement.
19.05 Unauthorized Access.
(1)Each Party shall notify the other of any unauthorized disclosure, access to or possession, use or knowledge of the other's Confidential Information of which such Party is aware, within [****].
(2)MSDOs shall not attempt to access, or grant access to, any Customer Confidential Information without Customer's express approval. An MSDO's access to information systems containing Customer Confidential Information shall be subject to the Data Safeguards. If Supplier is aware of such access (or reasonably suspects such access), Supplier shall, within [****], report such incident to Customer, describe in detail the accessed Customer Confidential Information, and, if applicable, return to Customer any copied or removed Customer Confidential Information.
ARTICLE 20 COMPLIANCE WITH LAWS.
20.01 By Customer. Customer shall comply with all Laws to the extent applicable to Customer (collectively, the "Customer Laws").

20.02 By Supplier. Supplier shall comply with all Laws to the extent applicable to Supplier, including Supplier Operational Laws (collectively, the "Supplier Laws"). Supplier shall provide the Services to Customer in compliance with, and shall cause all Service Locations, Supplier Software, Developed Supplier Software and Supplier Hardware used to provide the Services to comply with (1) all Supplier Laws and (2) Customer's directions with respect to Customer Laws and any Laws that apply to Customer's clients. Customer Party shall direct Supplier in writing on the method of compliance with Customer Laws and Laws that apply to Customer's clients, and Supplier shall comply with all such directions (which Customer directions shall be implemented as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the implementation of such Customer directions in accordance with the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9). If Supplier is not in compliance with any Supplier Operational Law (or any Customer instruction previously given with respect to Customer Laws or Laws that apply to Customer's clients), then Supplier shall, at Supplier's own cost and expense, immediately undertake such measures which are necessary to comply with such Supplier Operational Law or Customer instruction, as applicable. If Supplier fails to immediately undertake the measures set forth in the prior sentence in respect of any Supplier noncompliance with any Supplier Operational Law or Customer instruction, as applicable, Customer Party (or its designee) may, at Supplier's cost and expense, undertake such measures which are necessary to establish Supplier's compliance with such Supplier Operational Law or Customer instruction, as applicable. If any such noncompliance by Supplier with any Supplier Law or Customer instruction, as applicable, rises to the level of, or otherwise results in, a material breach of this Agreement, Customer Party may terminate this Agreement as of the date (including immediately) specified by Customer Party in a termination notice to Supplier Party. To the extent any Change pursuant to this Section is a Change which (1) Supplier provides to multiple Supplier clients and (2) is Customer's financial responsibility hereunder, Supplier shall allocate to Customer, on an equitable and pro rata basis, the charges to implement such Changes.
20.03 Interpretation of Laws. If Supplier reasonably determines that performance of the Services requires an interpretation of any Customer Law, Supplier Party shall present to Customer Party the issue for resolution, and Customer Party shall instruct Supplier Party in writing with respect to such issue. Supplier shall be authorized to act and rely on, and shall promptly implement such Customer Party instruction (which Customer Party instruction shall be implemented as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for such assistance pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) in the performance and delivery of the Services. Supplier shall not be responsible for a failure to comply with Customer Laws to the extent that Supplier relies on, and complies with, such instructions in accordance with Section 20.02. The Contracting Parties shall resolve questions of interpretation and shall implement the resulting Customer Party instructions on an expedited basis.
ARTICLE 21 REPRESENTATIONS, WARRANTIES AND COVENANTS.
21.01 By Customer Party. Customer Party represents, warrants and covenants that as of the Restated Date and continuing throughout the Term:
(1)Customer Party is a corporation duly organized, validly existing and in good standing under the Laws of Delaware;

(2)Customer Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;
(3)the execution, delivery and performance of this Agreement by Customer Party (a) has been duly authorized by Customer Party and, (b) except for the Customer Consents, does not conflict with, result in a breach of or constitute a default under any other agreement to which Customer Party or Customer is a party or by which Customer Party or Customer is bound;
(4)Customer is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Customer's ability to fulfill its obligations under this Agreement;
(5)Customer is in compliance with all Customer Laws and has obtained all applicable governmental permits and licenses required of Customer in connection with its obligations under this Agreement;
(6)Customer has not incurred any material fines, penalties, or similar amounts imposed by a governmental authority, with respect to the services, functions and responsibilities within the scope of the Services, since March 31, 2007; and
(7)there is no outstanding litigation, arbitrated matter or other dispute to which Customer is a party which, if decided unfavorably to Customer, would reasonably be expected to have a material adverse effect on Supplier's or Customer's ability to fulfill their respective obligations under this Agreement.
21.02 By Supplier Party. Supplier Party represents, warrants and covenants that as of the Restated Date and continuing throughout the Term:
(1)Supplier Party is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York;
(2)Supplier Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;
(3)the execution, delivery and performance of this Agreement by Supplier Party (a) has been duly authorized by Supplier Party and (b) does not conflict with, result in a breach of or constitute a default under any other agreement to which Supplier Party or Supplier is a party or by which Supplier Party or Supplier is bound;
(4)Supplier is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it, except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on Supplier's ability to fulfill its obligations under this Agreement;

(5)Supplier is in compliance with all Supplier Laws and has obtained all applicable governmental permits and licenses required of Supplier in connection with its obligations under this Agreement;
(6)there is no outstanding litigation, arbitrated matter or other dispute to which Supplier is a party which, if decided unfavorably to Supplier, would reasonably be expected to have a material adverse effect on Customer's or Supplier's ability to fulfill their respective obligations under this Agreement;
(7)Supplier has sufficient right, title and interest (and has obtained the consents) to assign, transfer and convey the ownership rights, and to grant the licenses, set forth in Article 10;
(8)the Supplier Software, Developed Supplier Software, Supplier Work Product, Deliverables, Services (and use thereof) or any other items provided by Supplier to Customer do not and shall not infringe or cause the infringement of, the copyright, trademark, patent, or other similar intellectual property rights of a third party, except to the extent such infringement is a result of: (a) Customer's use of the Supplier Software, Developed Supplier Software, Supplier Work Product, Deliverables or items in contravention of the Related Documentation; (b) modifications made by Customer or Customer Agents not made at the direction of Supplier Party; (c) Supplier complying with instructions or designs provided by Customer; or (d) any combination of the Supplier Software, Developed Supplier Software, Supplier Work Product, Deliverables, Services or items by Customer or Customer Agents with products or systems other than those provided by, or authorized by, Supplier;
(9)the Services shall be performed (a) with adequate numbers of qualified Supplier personnel (as to training, skill and experience), (b) in a good and workmanlike manner and (c) consistent with industry standards and practice utilized by tier-one IT service providers;
(10)subject to Section 3.08, Supplier shall maintain the Supplier Hardware (and the Customer Hardware to the extent that Supplier has maintenance responsibility for such Customer Hardware) so that they operate in accordance with their specifications, including: (a) maintaining equipment in good operating condition and (b) undertaking repairs and preventive maintenance on equipment in accordance with the applicable equipment manufacturer's recommendations;
(11)at the time of its delivery, each Deliverable that is Developed Customer Software shall: (a) conform to and perform in accordance with the applicable Related Documentation and Acceptance Criteria; (b)(i) to the extent contemplated in the applicable Related Documentation and Acceptance Criteria, [****], (ii) function as designed and in accordance with Customer's specifications or the criteria agreed upon in a Statement of Work and (iii) [****]; and (c) [****];
(12)Supplier shall use commercially reasonable efforts to identify and notify Customer of any negative impact that each Deliverable that is Developed Customer Software may have on Customer's normal operations or business processes;
(13)Supplier shall provide Customer with all Related Documentation (and other documentation that is Work Product) that exists and relates to Customer's use of the Supplier Software, Developed

Customer Software, Developed Supplier Software, Restricted Third Party Software, and any other Software to be developed or otherwise provided by Supplier pursuant to this Agreement; provided, however, that with respect to Supplier Software which is commercially available, Supplier shall provide the Related Documentation customarily made available with such Supplier Software;
(14)Related Documentation (and other documentation that is Work Product) provided by Supplier in accordance with this Section shall be current and, to the extent applicable, in accordance with the applicable Statement of Work;
(15)Supplier shall (a) not introduce any Virus or Disabling Code in the Deliverables and Customer computer systems, and (b) use [****] designed to prevent a third party from introducing any Virus or Disabling Code into the Deliverables and Customer computer systems; and
(16)Supplier shall not embed in any Software, any "open source" Software or any other Software that requires as a condition of its use, modification or distribution that such Software (or other Software incorporated into, derived from or distributed with such Software) be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works or (c) redistributed at no charge; provided, however, that "open source" Software or any other Software with such conditions on its use, modification or distribution may be embedded in commercially available products to the extent (i) Supplier obtains Customer's approval of such embedding and (ii) such embedding does not affect Customer's rights in, or title to, any intellectual property.
21.03 Disclaimer. NEITHER CONTRACTING PARTY MAKES ANY REPRESENTA-TION OR WARRANTY OTHER THAN AS SET FORTH IN THIS AGREEMENT. EACH CONTRACTING PARTY EXPLICITLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.
21.04 Repair and Re-performance. [****]. If the breach is not so corrected, Customer Party may:
(1)[****]; or
(2)[****].
If Customer Party selects the option set forth in Section 21.04(1), and the breach remains uncorrected within the extended time, Customer Party shall at the end of such time have the option set forth in Section 21.04(2). Any re-performed Service, or repaired or replaced Deliverable, shall be subject to the same representations and warranties and same remedies for a new warranty period that shall begin on the date the correction is completed.
ARTICLE 22 INDEMNIFICATION.
22.01 Indemnification by Customer Party. Customer Party shall defend, indemnify and hold harmless Supplier, its Affiliates, officers, directors, employees, successors and permitted assigns ("Supplier Indemnified Parties") from and against any loss, liability (including settlements, judgments, fines and penalties) or costs (including reasonable attorney fees, court costs and other litigation expenses) awarded or otherwise paid to any third party (whether pursuant to a court order, or as part of a settlement approved by Customer Party), arising out of any action, suit, proceeding or other claim, or any threat thereof (whether civil, criminal, administrative, arbitral, investigative or otherwise) against Supplier Indemnified Parties (including by any governmental agency):
(1)alleging that the Customer Software (and use thereof) or any other items provided by Customer infringes, or causes the infringement of, the copyright, trademark, patent, or other similar intellectual property rights of a third party, except to the extent such infringement is a result of: (a) Supplier's use of the Customer Software in contravention of the Related Documentation; (b) modifications made by Supplier not made in accordance with the specifications of Customer Party; (c) Supplier not complying with instructions or designs provided by Customer; or (d) any combination of the Customer Software by Supplier with products or systems other than (i) those provided by, or authorized by, Customer or Customer Agents or (ii) in a manner otherwise (A) proposed by Customer and specified in the applicable Statement of Work or (B) [****];
(2)relating to any taxes, interest, penalties or other amounts assessed against Supplier that are the obligation of Customer pursuant to Article 14;
(3)relating to breach of Article 19 by Customer;
(4)relating to breach of Section 20.01 by Customer;
(5)relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Customer in any of the following: Section 21.01(1), Section 21.01(2), Section 21.01(3) and Section 21.01(4);
(6)relating to (a) bodily injury or death of any person (including employees of a Party) or (b) the loss of or damage to any real property or tangible personal property (including property of the employees of a Party), in each case, resulting from the tortious acts or omissions of Customer or Customer Agents; or
(7)relating to any obligations of Customer to any Customer Agents.
The foregoing are the only third party claims for which Customer or Customer Party shall be liable to defend, indemnify and hold harmless Supplier Indemnified Parties; provided, however, that nothing in this sentence shall limit in any manner any other right of Supplier to bring a claim for breach of contract or to recover damages pursuant to this Agreement. Customer Party shall indemnify Supplier Party from any reasonable attorney fees, court costs and other litigation (or settlement-related) expenses incurred in connection with enforcing this Section.
22.02 Indemnification by Supplier Party. Supplier Party shall defend, indemnify and hold harmless Customer, its Affiliates, officers, directors, employees, successors and permitted assigns ("Customer Indemnified Parties") from and against any loss, liability (including settlements, judgments, fines and penalties) or costs (including reasonable attorney fees, court costs and other litigation expenses) awarded or otherwise paid to any third party (whether pursuant to a court order, or as part of a settlement approved by Customer Party), arising out of any action, suit, proceeding or other claim, or any threat thereof (whether civil, criminal, administrative, arbitral, investigative or otherwise) against Customer Indemnified Parties (including by any governmental agency) ("Customer Losses"):
(1)alleging that the Supplier Software, Supplier Work Product, Deliverables, Services (and use thereof) or any other items provided by Supplier to Customer infringe, or cause the infringement of, the copyright, trademark, patent, or other similar intellectual property rights of a third party, except to the extent such infringement is a result of: (a) Customer's or Customer's Agents' use of the Supplier Software, Supplier Work Product, Deliverables or items in contravention of the Related Documentation; (b) modifications made by Customer or Customer Agents not made in accordance with the specifications of Supplier Party; (c) Supplier complying with instructions or designs provided by Customer; or (d) any combination of the Supplier Software, Supplier Work Product, Deliverables, Services or other items provided by Supplier or Supplier Agents with products or systems other than (i) those provided by, or authorized by, Supplier or (ii) in a manner (A) proposed by Supplier and specified in the applicable Statement of Work or (B) [****];
(2)relating to breach of Section 11.01, Section 11.03, Section 11.04, Section 11.05 or Section 11.06 by Supplier;
(3)relating to any taxes, interest, penalties or other amounts assessed against Customer that are the obligation of Supplier pursuant to Article 14;
(4)relating to breach of Article 19 by Supplier;
(5)relating to (a) breach of any Supplier Law by Supplier or (b) failure by Supplier to comply with Customer's directions, given to Supplier in accordance with Section 20.02, with respect to compliance with Customer Laws and any Laws that apply to Customer's clients;
(6)relating to the inaccuracy, untruthfulness or breach of any representation or warranty made by Supplier in Section 21.02(1), Section 21.02(2), Section 21.02(3), Section 21.02(4) and Section 21.02(7);
(7)relating to (a) bodily injury or death of any person (including employees of a Party) or (b) the loss of or damage to any real property or tangible personal property (including property of the employees of a Party), in each case, resulting from the tortious acts or omissions of Supplier;
(8)relating to any obligations of Supplier with respect to any Supplier Agent;
(9)relating to any failure by Supplier to comply with its obligations under any Assigned Agreement;
(10)relating to any failure by Supplier to manage, administer, or comply with its obligations (in each case, in accordance with this Agreement) relating to any Managed Agreement or Customer Third Party Contract;
(11)relating to any claim by or on behalf of any Supplier personnel (including any Transitioned Employee): (a) in connection with their employment or engagement by Supplier or (b) alleging co-employment by Customer, in each case, except to the extent such claim is based upon an affirmative statement or representation by a Customer Indemnified Party;
(12)by any MSDO (including any Transitioned Employee), arising from or in connection with this Agreement; provided, however, that where such MSDO is a Transitioned Employee who transferred to Supplier from ADP, this indemnity will not apply to claims arising out of acts or omissions of ADP in connection with the employment of such MSDO prior to the date of transfer;
(13)relating to any claim based upon any decision by Supplier not to offer employment to any Transitioned Employee, except to the extent such claim is based upon an affirmative statement or representation by ADP or by a Customer Indemnified Party; or
(14)any failure by Supplier to comply with any of its obligations in respect of any of the Customer Third Party Contracts.
The foregoing are the only third party claims for which Supplier or Supplier Party shall be liable to defend, indemnify and hold harmless Customer Indemnified Parties; provided, however, that nothing in this sentence shall limit in any manner any other right of Customer to bring a claim for breach of contract or to recover damages pursuant to this Agreement. Supplier Party shall indemnify Customer Party from any reasonable attorney fees, court costs and other litigation (or settlement-related) expenses incurred in connection with enforcing this Section.
22.03 Indemnification Procedures. If any claim is commenced against a Party entitled to indemnification under Section 22.01 or Section 22.02 (the "Indemnified Party"), prompt notice thereof shall be given by the Indemnified Party to the other Contracting Party (the "Indemnifying Party"). At the Indemnifying Party's cost and expense (including the costs and expenses incurred by the Indemnified Party to cooperate with the Indemnifying Party): (1) the Indemnifying Party shall immediately take control of the defense of such claim and shall engage attorneys acceptable to the Indemnified Party to defend such claim; and (2) the Indemnified Party shall cooperate with the Indemnifying Party (and its attorneys) in the defense of such claim. The Indemnified Party may, at its own cost and expense, participate (through its attorneys or otherwise) in such defense. With respect to the Indemnifying Party's obligation under Section 22.01(1) and Section 22.02(1), the Indemnifying Party may, in each case, without increasing the Fees or any Customer costs or expenses: (a) secure the right to continue using the infringing item in a manner consistent with the terms and conditions of this Agreement; or (b) replace or modify such item to make it non-infringing, without adversely affecting Supplier's ability to provide the Services in accordance with this Agreement. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party. If the Indemnifying Party does not assume control over the defense of a claim as provided in this Section, the Indemnified Party may defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party.
22.04 Contribution. If any claim (whether brought against one or both Parties) entitles each Party to indemnification from the other under Section 22.01 or Section 22.02, then the Parties shall allocate between themselves any loss, liability or costs and expenses arising out of or relating to such claim according to each Party's relative share of the liability. Contributory negligence, or any analogous principle, shall not be a defense to any allocation of loss, liability or costs pursuant to this Section.
ATICLE 23 DAMAGES.
23.01 Direct Damages.
(1)Each of the Contracting Parties shall be liable to the other for any direct damages arising out of or relating to its performance or failure to perform under this Agreement; provided, however, that the liability of a Contracting Party to the other Contracting Party, whether based on an action or claim in contract, equity, negligence, tort or otherwise, for any event, act or omission shall not in the aggregate exceed an amount equal to [****] (1) [****] in respect of breaches occurring during transition and, after transition is complete, [****] in aggregate for all breaches and (2) the Fees paid or payable under this Agreement during the [****] prior to the date of the occurrence of the applicable event, act or omission giving rise to such liability (or if less than [****] have elapsed since the Effective Date, [****] the [****] Fees paid or payable, on average, since the Effective Date) (the "Damages Cap").
(2)[****]:
(a)[****];
(b)[****];
(c)[****];
(d)[****];
(e)[****];
(f)[****]; and
(g)[****].
[****].
23.02 Consequential Damages. Neither Contracting Party shall be liable to the other Contracting Party for, nor shall the measure of damages include, any special, indirect, incidental, consequential or exemplary damages (including lost profits) arising out of or relating to its performance or failure to perform under this Agreement, even if such damages are foreseeable or if either Party is advised in advance of the foregoing.
23.03 Liability of Customer.
(1)The limitations or exculpations of liability set forth in Section 23.01 and Section 23.02 shall not apply, in the case of liability of Customer Party, to:
(a)any damages suffered by Supplier resulting from Customer's misappropriation of Supplier Confidential Information;

(b)the indemnification obligations of Customer Party pursuant to Section 22.01 (except as limited below); and
(c)the obligations of Customer to pay Fees due in accordance with this Agreement.
(2)The limitations or exculpations of liability set forth in Section 23.01 shall not apply, in the case of liability of Customer Party, to:
(a)The [****] of Customer Party; and
(b)breach by Customer Party of its confidentiality and data security obligations under this Agreement that result in a third party's misappropriation of Supplier Confidential Information; provided, however, that for such breaches, including Customer's indemnity obligations under Section 22.01(3), Customer's liability shall be limited in the aggregate to [****].
23.04 Liability of Supplier.
(1)The limitations or exculpations of liability set forth in Section 23.01 and Section 23.02 shall not apply, in the case of liability of Supplier Party, to:
(a)any damages suffered by Customer resulting from Supplier's misappropriation of Customer Confidential Information;
(b)the indemnification obligations of Supplier pursuant to Section 22.02 (except as limited below); and
(c)the failure of Supplier to issue credits (including Performance Credits) or otherwise make payments due under this Agreement.
(2)The limitations or exculpations of liability set forth in Section 23.01 shall not apply, in the case of liability of Supplier Party, to:
(a)breach by Supplier of its confidentiality and data security obligations under this Agreement that result in a third party's misappropriation of Customer Confidential Information; provided, however, that:
(i)with respect to such Confidential Information which is Personal Data and is encrypted at the time of misappropriation, or which was not encrypted but Supplier had an obligation to encrypt hereunder, Supplier's liability, including Supplier's obligations to indemnify Customer Indemnified Parties hereunder with respect to loss of Personal Data, shall be limited in the aggregate to [****] (A) [****] and (B) the Fees paid or payable under this Agreement during the [****] prior to the date of the occurrence of the applicable event, act or omission giving rise to such liability (or if less than [****] have elapsed since the Effective Date, [****] the [****] Fees paid or payable, on average, since the Effective Date), and shall include direct damages, including the damages set forth in Section 23.01(2); and

(ii)with respect to (A) Personal Data which is not encrypted at the time of misappropriation and for which Supplier is not in breach of an obligation to encrypt hereunder, and (B) Confidential Information other than Personal Data, Supplier's liability shall be limited in the aggregate to [****], and shall include, with respect to each of the preceding clauses (A) and (B), as applicable, direct damages, including the damages set forth in Section 23.01(2).
(iii)[****].
(b)[****];
(c)[****]; and
(d)Supplier's failure to comply with Customer's directions with respect to compliance with Customer Laws and Laws that apply to Customer's clients; provided, however, that Supplier's liability (including for indemnity obligations) shall be limited to direct damages, including the damages set forth in Section 23.01(2), up to an aggregate amount of [****] (and any such amounts paid shall be considered damages subject to the Damages Cap).
23.05 Injunctive Relief. Supplier acknowledges and agrees that any breach (or threatened breach) of Section 3.01, Section 3.08, Section 3.10, Section 9.03, Article 11, Section 18.06, Article 19, Section 20.02, Section 21.02, Section 21.04, Section 25.12, Section 25.13, Section 25.14, Section 25.15, Article 26, Article 27 and Section 29.05 by Supplier may cause immediate and irreparable injury to Customer, and in the event of such breach (or threatened breach), Customer Party shall be entitled to seek injunctive relief.
23.06 [****]. [****].
ARTICLE 24 INSURANCE.
24.01 Insurance. During the Term, Supplier Party shall maintain the following insurance coverage in at least the following amounts:
(1)workers' compensation with statutory limits required by each state exercising jurisdiction over Supplier personnel engaged in performing the Services under this Agreement;
(2)employer's liability coverage with a minimum limit of $1,000,000 for bodily injury by accident or disease;
(3)commercial general liability coverage (including products and completed operations, broad form contractual, personal injury liability and broad form property damage) with minimum limits of $10,000,000 per occurrence and in the aggregate for bodily injury and property damage and $10,000,000 for personal injury and products and completed operations;
(4)business automobile liability coverage (covering the use of all owned, non owned and hired vehicles) with minimum limits (combined single limit) of $5,000,000 for bodily injury and property damage;

(5)employee dishonesty (fidelity) and crime coverage (for loss of money, securities, and other tangible property belonging to Customer arising out of any fraudulent or dishonest acts committed by Supplier personnel, acting alone or in collusion with others) with a minimum limit of $20,000,000; and
(6)professional liability and technology errors and omissions insurance covering actual or alleged negligent acts, errors or omissions committed by Supplier, its agents or personnel, arising solely out of the performance of this Agreement, including damage to intangible property from the negligent performance of professional services, in an amount not less than $20,000,000 per claim and in the aggregate.
24.02 Requirements Applicable to All Insurance Coverages. The applicable commercial general liability, business automobile liability and employer's liability insurance policies required to be carried by Supplier Party shall: (1) be primary and any insurance maintained by Customer Party is excess and noncontributory only with respect to liability arising out of this Agreement; (2) name Customer Party as an additional insured; and (3) be written on an occurrence or a claims-made basis by companies duly licensed to transact the prescribed coverages in each jurisdiction in which the Services or any portion thereof is to be performed and having an A.M. Best rating of "A- VII" (or any future equivalent) or better.  As between the Contracting Parties, Supplier Party shall be responsible for all claims, expenses and loss payments within the policy deductibles.
24.03 Insurance Documentation. Supplier Party shall, upon Customer Party's request, furnish to Customer Party certificates of insurance evidencing all coverage referenced in Section 24.01 and, if and to the extent applicable, naming Customer Party as an additional insured.  Such certificates shall include a provision whereby the insurers will endeavor to provide 30 days' notice to Customer Party prior to coverage cancellation by either Supplier Party or the applicable insurer.  Such cancellation shall not relieve Supplier Party of its continuing obligation to maintain insurance coverage in accordance with this Article.
24.04 Risk of Loss. Supplier Party is responsible for the risk of loss of, or damage to, any tangible property of Customer located at a Service Location, unless such loss or damage was caused by the acts or omissions of Customer.  Customer Party is responsible for the risk of loss of, or damage to, any property of Supplier located at a Customer Site, unless such loss or damage was caused by the acts or omissions of Supplier.
24.05 Visits By Insurance Providers. Upon reasonable notice, Supplier Party shall accommodate visits to the Service Locations by insurance providers or potential insurance providers to Customer Party.
ARTICLE 25 TERM AND TERMINATION.
25.01 Term.
(1)This Agreement shall commence on the Effective Date and shall expire at 24:00 (Eastern Time) on June 30, 2027 ("Initial Expiration Date"), unless terminated earlier as permitted under this Agreement or as extended for the Renewal Term (if any) and the Termination Assistance Period (the "Term").

(2)Unless this Agreement is terminated earlier as permitted under this Agreement, Customer Party shall notify Supplier Party at least 90 days prior to the Initial Expiration Date as to whether Customer Party desires to renew this Agreement. If Customer Party provides Supplier Party such notice, then this Agreement shall be extended for a renewal term of up to 12 months, as designated by Customer Party (the "Renewal Term"), at the Fees, terms and conditions then in effect. Customer Party shall have the right to exercise such renewal option one time.
(3)If the Contracting Parties agree to extend this Agreement beyond the Initial Expiration Date, the fees for the renewed Services shall be no greater than the Fees in effect at the end of the Initial Expiration Date.
(4)Supplier shall commence the performance of the Services as of the applicable Commencement Date.
25.02 Termination for Convenience. Subject to Section 25.10, Customer Party shall be permitted to terminate this Agreement or any Tower at any time without cause, upon [****] days' notice to Supplier Party setting forth the Termination Date. If Customer Party terminates this Agreement or any Tower pursuant to this Section, Customer Party shall pay Termination Fees in accordance with Exhibit 4.
25.03 Termination for Cause.
(1)If Supplier has materially breached this Agreement (or defaults in the performance of any of its obligations, which defaults in the aggregate are material), and fails to cure such breach within [****] after receipt of notice thereof from Customer Party, then Customer Party may terminate this Agreement upon notice to Supplier Party. The cure period in this Section 25.03(1) shall not apply to, and shall not prejudice, any specific right of Customer Party set forth in any other provision of this Agreement to terminate (including immediately) this Agreement with a shorter cure period or no cure period.
(2)If Customer Party fails to make undisputed payments due to Supplier Party pursuant to this Agreement, or Customer Party fails to pay disputed amounts which Customer is obligated to pay to Supplier in accordance with Section 15.04, and fails to cure such breach within [****] after receipt of notice thereof from Supplier Party, then Supplier Party may terminate this Agreement as of the date (including immediately) specified by Supplier Party in a termination notice to Customer Party; provided, however, that if Supplier Party has sent a breach notice in accordance with this Section 25.03(2) with respect to an invoice issued in accordance with this Agreement in an earlier month in the then-current Contract Year, the cure period for subsequent termination notices shall be [****].
25.04 Termination for IBM Change in Control.
(1)In the event that Supplier Party or IBM Global Services effects or undergoes an IBM Change in Control, Customer Party may terminate this Agreement upon [****] notice to Supplier Party, provided the right to terminate is exercised within [****] after the completion of each such IBM Change in Control. If Customer Party terminates this Agreement pursuant to this Section, Customer Party shall pay Termination Fees in accordance with Exhibit 4.

(2)In the event that Supplier Party or IBM Global Services effects or undergoes an IBM Change in Control with, or otherwise acquires Control of or becomes an Affiliate of, a Customer Competitor (excluding SIS Canada) or any Top Twenty Broker-Dealer, Customer Party may terminate this Agreement upon [****] notice to Supplier Party. If Customer Party terminates this Agreement pursuant to this Section, Customer Party shall pay the Termination Fees in accordance with Exhibit 4.
25.05 Termination for [****]. Customer Party may terminate this Agreement upon notice to Supplier Party if a [****]; provided, however, that the right to terminate is exercised within [****].
25.06 Termination for [****]. [****].
25.07 Termination for [****]. [****].
25.08 Partial Termination. If Customer Party has the right to terminate this Agreement in its entirety, Customer Party may alternatively elect to terminate only the Towers or Services affected by the events, facts or circumstances giving rise to Customer Party's right to terminate; provided, however, that (1) any termination pursuant to Section 25.02 shall only be of this Agreement in its entirety or by the applicable Tower, (2) any termination pursuant to Section 25.04 or Section 25.06 shall only be of this Agreement in its entirety and (3) any termination of "mainframe" or "midrange" Services (as described in Exhibit 2) pursuant to Section 25.03, Section 25.05 or Section 25.07 shall only be of this Agreement in its entirety or by the applicable Tower. Any rights or obligations of the Contracting Parties applicable to a termination of this Agreement in its entirety, shall also apply to the termination, insource or resource of any Services. Nothing in this Section shall limit Customer's rights under Section 3.14.
25.09 Other Terminations. In addition to the provisions of this Article, the applicable Services or this Agreement may be terminated as provided in Section 4.05, Section 4.06(2), Section 4.06(3), Section 4.06(5), Section 4.07(1), Section 20.02 or Section 27.01(4).
25.10 Termination Fees. Supplier Party shall be entitled to receive Termination Fees only to the extent set forth in Exhibit 4. Any Termination Fees payable in accordance with this Section shall be calculated in accordance with Exhibit 4, and except as otherwise specifically set forth in Exhibit 4, no Termination Fees shall be payable by Customer Party in connection with the termination of this Agreement. If Customer Party terminates any portion of the Services, then the Fees shall be adjusted in accordance with Exhibit 4. Any Termination Fees payable by Customer hereunder shall be paid in accordance with the following:
(1)To the extent Customer is responsible for Wind-Down Expenses under Exhibit 4, Supplier shall invoice Customer on a monthly basis, in arrears, in accordance with Article 15 for Wind-Down Expenses on the monthly invoice issued the month after Supplier has paid the applicable Wind-Down Expenses incurred in accordance with the Exit Plan. Subject to Section 15.04, Customer shall pay such Wind-Down Expenses in accordance with Article 15.
(2)To the extent Customer is responsible for a Break Fee under Exhibit 4, Supplier shall invoice Customer in accordance with Article 15 for such Break Fee on the following schedule:

(a)[****];
(b)[****];
(c)[****]; and
(d)[****].
(3)[****].
Subject to Section 15.04 and the payment schedule set forth in this Section, Customer shall pay such Unrecovered Amortized Expenses and Break Fees, as applicable, in accordance with Article 15.
25.11 Effect of Termination. Any termination (or expiration) of this Agreement shall not relieve or release either Contracting Party from any rights, liabilities or obligations that may have accrued under applicable Law or this Agreement. In the event of any such termination (or expiration), subject to Section 25.14:
(1)Supplier shall cease the provision of any specified Services upon notice from Customer Party as of the date requested by Customer Party in such notice. All other Services shall terminate at the later of the Termination Date and the date the applicable Termination Assistance Services are completed in accordance with the Termination Assistance plan described in Section 25.14.
(2)Supplier Party shall be entitled to payment of Fees for Services (including Termination Assistance Services) performed prior to the end of the Term, apportioned according to any agreed deliverable payment milestones or fixed price arrangements if payment is other than (a) on a time and materials basis or (b) for steady state Services that are provided during the Termination Assistance Period, in accordance with the monthly billing methodology set forth in Exhibit 4. Supplier Party shall, except to the extent Customer Party uses such Deliverables, not be entitled to any payment for deliverable milestones if such deliverable milestones were not accepted by Customer Party due to termination by Customer Party for breach by Supplier (and, therefore, shall refund to Customer Party any Fees paid for any such deliverable milestones, along with Interest on such payments calculated from the date of payment).
(3)The rights granted to Supplier in Section 10.01 shall terminate, and Supplier shall (a) deliver to Customer Party, at no cost to Customer Party, a current copy of the Customer Software and Customer Work Product in the form in use as of the date of termination or expiration of the applicable Services (and any Termination Assistance Services relating to such Services) and (b) in accordance with Customer Party's instructions, Destroy or Erase all other copies of the Customer Software and Customer Work Product in Supplier's possession. Supplier shall, upon Customer Party's request, certify to Customer Party that all such copies have been Destroyed or Erased.
(4)To the extent Customer has a license to Supplier Software, Developed Supplier Software and Supplier Work Product after the Term, Supplier shall deliver to Customer Party a copy of Supplier Software, Developed Supplier Software and Supplier Work Product (other than any third party Software and Work Product that would be restricted from being delivered pursuant to the terms applicable to such third party Software and Work Product), in the form in use as of the date of termination or expiration of the applicable Services (and any Termination Assistance Services relating to such Services), and Customer Party shall have the rights described in Section 10.02.
(5)Supplier shall (a) deliver to Customer Party a copy of all Developed Customer Software and Developed Work Product, in the form in use as of the date of termination or expiration of the applicable Services (and any Termination Assistance Services relating to such Services) and (b) except to the extent otherwise set forth in Section 25.12, Destroy or Erase all other copies of Developed Software and Developed Work Product in Supplier's possession in accordance with Customer Party's instructions. Supplier shall, upon Customer Party's request, certify to Customer Party that all such copies have been Destroyed or Erased.
(6)Subject to Section 12.02, upon Customer Party's request, with respect to (a) any agreements for maintenance, disaster recovery services or other third party services or any Supplier Hardware not owned by Supplier and being used by Supplier primarily for the benefit of Customer to provide the Services as of the effective date of expiration or termination of this Agreement and (b) Assigned Agreements not otherwise covered in Section 25.11(6)(a), in each case, Supplier shall exercise commercially reasonable efforts to transfer or assign such agreements to Customer Party or its designee, on terms and conditions acceptable to all applicable parties.
(7)Upon Customer Party's request, Supplier shall sell to Customer Party or its designee Supplier Hardware used by Supplier primarily for the benefit of Customer to perform the Services as of the effective date of expiration or termination of the applicable Services (and any Termination Assistance Services relating to such Services) free and clear of all liens, security interests or other encumbrances at fair market value, as shall be determined by an agreed-upon appraisal paid for by Customer Party. With respect to SupplierOwned or Leased Assets, upon Customer Party's request, Supplier shall sell to Customer Party or its designee Supplier Hardware used by Supplier primarily for the benefit of Customer to perform the Services as of the effective date of expiration or termination of the applicable Services (and any Termination Assistance Services relating to such Services) free and clear of all liens, security interests or other encumbrances at fair market value, as shall be determined by an agreed-upon appraisal paid for by Customer Party.
25.12 Return of Materials. As of the date of the expiration or termination of the applicable Services (and any Termination Assistance Services relating to such Services), Supplier shall promptly tender or return to Customer all versions of any Deliverables (except to the extent Suppler shall be permitted to retain a copy pursuant to Section 10.03), all Confidential Information and all other information or materials provided by Customer with respect to the terminated Services. Such tender and return shall be in the format reasonably directed by Customer Party.
25.13 Hiring of Service Delivery Organization. As of the date a determination is made that there shall be an expiration or termination of this Agreement, with respect to the Key Individuals and the then-current MSDOs who spend more than 50 percent of their time working on the Customer account (each, an "Affected MSDO"), Supplier shall (1) except to the extent otherwise set forth in Section 5.03(1), not terminate, reassign or otherwise remove from the Service Delivery Organization any Affected MSDO without providing Customer Party at least 45 days prior notice of such termination, reassignment or other removal and, (2) upon Customer Party's request, prior to the end of such 45 day period with respect to an Affected MSDO, and to the extent not prohibited by applicable Laws, (a) provide Customer Party with the name of each Affected MSDO's position and such Affected MSDO's description of job responsibilities, in accordance with Supplier's standard employment policies, (b) provide Customer Party and its designees reasonable access to such Affected MSDO and (c) allow Customer Party and its designees to meet with and extend offers of employment to such Affected MSDO. Supplier shall waive any restrictions that may prevent any Affected MSDO from being hired by Customer Party or its designees pursuant to this Section. Additionally, Supplier shall not make any other material change to the terms or conditions of its employment of the Affected MSDO other than such changes that are made in accordance with Supplier's normal personnel practices and cycles.
25.14 Termination Assistance. In connection with the termination or expiration of this Agreement for any reason (including, termination by Supplier Party due to breach by Customer Party, in which case Customer Party shall pay for the Termination Assistance Services monthly in advance), Supplier shall, upon Customer Party's request, for up to [****] after the applicable Termination Date or the expiration of this Agreement (as applicable, each the "Termination Assistance Period"): (1) continue to perform the terminated or expired Services (or portion thereof) at the rates set forth in Exhibit 4; and (2) perform any other services (which services shall be performed as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for such services pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) requested by Customer Party to transition the provision of the terminated or expired Services to Customer Party or another provider including the services set forth in Exhibit 15 (the services in clause (1) and clause (2), the "Termination Assistance Services"). If there are no rates set forth in Exhibit 4 for the services in clause (2) of the definition of Termination Assistance Services, the Contracting Parties shall negotiate rates (hourly or otherwise) for such services consistent with the rates set forth in Exhibit 4 (e.g., comparable discounts). Customer Party may modify the Termination Assistance Services and the Termination Assistance Period upon 30 days' notice. During any Termination Assistance Period, the Termination Assistance Services shall be of the same quality, level of performance and scope as provided prior to termination, but not less than as required under this Agreement.
25.15 Exit Plan. No later than 180 days after the Commencement Date, Supplier shall deliver and thereafter shall update annually and maintain a detailed Exit Plan in accordance with Exhibit 15. Upon Customer Party's request, Supplier Party shall provide a copy of such Exit Plan to Customer Party for its review and comment.
ARTICLE 26 [****].
26.01 [****]. [****]. Subject to Article 23, [****]. Customer Party's exercise of its rights under this Section shall not constitute a waiver by Customer Party of any of the rights it may have (including Customer Party's rights to terminate this Agreement). [****].
26.02 [****]. [****].

ARTICLE 27 FORCE MAJEURE.
27.01 Force Majeure.
(1)To the extent performance by a Party (the "Affected Party") of its obligations under this Agreement is prevented, hindered or delayed by fire, flood, earthquake, other elements of nature or acts of God, acts of war, terrorism, riots, rebellions or revolutions, civil disorders or third party labor strikes, disputes (excluding those involving the non-performing Party's agents or other contractors), or any other event considered a force majeure event under applicable Law (each a "Force Majeure Event"), the Affected Party shall be excused for such non-performance, hindrance or delay for as long as such Force Majeure Event continues; provided, however, that: (a) such Force Majeure Event is beyond the control of the Affected Party and could not be prevented by appropriate precautions; (b) the Affected Party uses commercially reasonable efforts to recommence performance (including through alternate means); and (c) Supplier, if it is the Affected Party, activates the Business Continuity Plan, as applicable. The Affected Party shall, as soon as reasonably possible, notify the other Party of the occurrence of the Force Majeure Event and describe the Force Majeure Event in sufficient detail.
(2)The events giving rise to the activation of the Business Continuity Plan shall not excuse Supplier from performing the Services in accordance with this Agreement, or from achieving the Service Levels, except to the extent set forth in the Business Continuity Plan, this Section 27.01(2), and Section 3.16. To the extent Supplier's activation of the Business Continuity Plan in accordance with Article 28 is prevented, hindered or delayed by a Force Majeure Event, Supplier shall be excused for such non-performance, hindrance or delay for as long as such Force Majeure Event continues; provided, however, that: (a) such Force Majeure Event is beyond the control of Supplier and could not be prevented by appropriate precautions; and (b) Supplier uses commercially reasonable efforts to remove or work around the Force Majeure Event.
(3)Supplier may, following a Force Majeure Event, propose a plan (in addition to the Business Continuity Plan) to recommence performance of the affected Services. If Customer Party, in its sole discretion, approves such plan, then (a) Supplier Party shall implement such plan and (b) Customer Party shall not exercise its right to terminate this Agreement in accordance with Section 27.01(4) so long as Supplier Party complies with such plan. If Customer Party, in its sole discretion, does not approve such plan, then Supplier Party shall continue to perform its obligations in this Article 27 and may propose additional plans, which plans shall include recovery time objectives, to recommence performance of the affected Services. If Customer Party, in its sole discretion, approves such additional plan, then (a) Supplier Party shall implement such additional plan and (b) Customer Party shall not exercise its right to terminate this Agreement in accordance with Section 27.01(4) so long as Supplier Party complies with such plan (including recovery time objectives set forth therein).
(4)If (a) Supplier fails to remove or work around the Force Majeure Event within [****] after the applicable RTO time set forth in Exhibit 13 with respect to the affected Services and (b) Customer Party has not approved a plan proposed by Supplier Party in accordance with Section 27.01(3), then Customer Party may, upon notice to Supplier Party to be given within

[****] period, terminate the affected Tower at any time (including immediately) specified by Customer Party in a termination notice to the Supplier Party. If (a) Supplier fails to remove or work around the Force Majeure Event within [****] after the applicable RTO time set forth in Exhibit 13 with respect to the affected Services and (b) Customer Party has not approved a plan proposed by Supplier Party in accordance with Section 27.01(3), then Customer Party may, upon notice to Supplier Party to be given within [****] period, terminate this Agreement, in whole or in part, at any time (including immediately) specified by Customer Party in a termination notice to the Supplier Party. With respect to each termination right set forth in this Section 27.01(4), as applicable, the Termination Date shall be no later than [****] after the date Supplier shall have failed to remove or work around the Force Majeure Event within the applicable RTO time set forth in Exhibit 13 with respect to affected Services. If Customer Party terminates this Agreement pursuant to this Section, Customer Party shall pay the Termination Fees in accordance with Exhibit 4.
(5)If Customer Party exercises any right in Section 27.01(4) to terminate this Agreement, Supplier shall have the option to limit the scope of such termination to only to the Services which have not been restored in accordance with this Section if (a) Supplier gives Customer Party notice of such limitation prior to the effective date of the termination and (b) [****].
27.02 Alternate Source. If any Force Majeure Event prevents, hinders or delays performance of the Services for more than [****] following the applicable RTO time set forth in Exhibit 13, or if the Business Continuity Plan is not activated as required under Section 28.01, (1) Supplier, at Customer Party's request, shall procure the affected Services from an alternate source from the date of such event until the earlier of the date Supplier resumes performance of the affected Services and the date [****] after the date an alternate source first provides services to replace affected Services in accordance with this Section and (2) until such time that Supplier restores the Services or procures Services from an alternate source in accordance with Section 27.02(1), Customer shall have the option to procure an alternate source. If either Party seeks to identify and procure Services from an alternate source, (a) the Party which identified the alternate source with the earliest planned Service restoration date shall procure the Services from the alternate source in accordance with such alternate source's planned Service restoration date and (b) if the alternate source which attempts to restore the services in accordance with clause (a) above fails to restore the Services in accordance with the applicable planned Service restoration date, the other Party shall procure the Services from an alternate source. Customer Party shall continue to pay the Fees to Supplier for Services not affected by the Force Majeure Event. Supplier shall invoice Customer for the Fees for the Services affected by the Force Majeure Event in accordance with Section 5.05 of Exhibit 4 while Supplier is seeking an alternate source in accordance with this Section. In the event Supplier has procured the affected Services from an alternate source, Customer shall pay Supplier the Fees for the Services being performed by the alternate source, as calculated in accordance with Exhibit 4, from the date the affected Services are restored until the date [****] after the date such alternate source first provides services to replace affected Services in accordance with this Section. [****].
27.03 No Payment for Unperformed Services. [****].

ARTICLE 28  BUSINESS CONTINUITY.
28.01 In General. If a Force Majeure Event or other business continuity related event affects Supplier's ability to provide the Services, then Supplier shall activate the business continuity plan set forth in Exhibit 13 (the "Business Continuity Plan") (and shall, as soon as reasonably possible given the urgency of the situation, notify Customer Party if notice has not already been provided pursuant to Section 27.01). If, after any such event, (a) the Services (including the systems, applications, and networks utilized to provide the Services) are successfully recovered to the target disaster recovery facility (in accordance with the Business Continuity Plan or otherwise), and (b) Supplier does not recover, or cannot reasonably be expected to recover, the affected Service Location within [****] after the commencement of such event (each such date, a "Service Interruption Date"), then (i) Supplier shall implement and test, within [****] after the applicable Service Interruption Date, the redundancy, heightened availability, platforms and network connections (in addition to, as applicable, the requirements set forth in the Business Continuity Plan) necessary to provide business continuity consistent with that set forth in the Business Continuity Plan and (ii) Supplier shall, within [****] after the Service Interruption Date, equip and test a new business continuity facility substantially similar to the business continuity facility contemplated in the Business Continuity Plan. Supplier shall use commercially reasonable efforts to complete its obligations set forth in clauses (i) and (ii) above as soon as reasonably possible.
28.02 BCP Testing. Supplier shall test the operability of the Business Continuity Plan at least five times per year, with dates to be determined and agreed upon with Customer Party at least six months prior to any such tests. If such dates are determined and agreed upon less than six months prior to any such tests, Supplier shall use commercially reasonable efforts to conduct such tests. Supplier shall, at Customer Party's request, perform any additional testing required by financial industry initiatives or upon Customer's client's request (which additional testing shall be performed as a Non-Chargeable Change, to the extent applicable, otherwise Customer shall pay for such additional testing pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9). Supplier shall notify Customer Party of any deficiencies identified by any test of the Business Continuity Plan and of the remediation efforts being implemented by Supplier to correct such deficiencies. In case of a significant deficiency, Supplier shall remedy such deficiency and retest the Business Continuity Plan (and shall perform such remedy and retest as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for the performance of such remedy and retest pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9) (but if such deficiency was caused by Supplier, then at Supplier's cost and expense) no later than [****] after the identification of such deficiency. Testing dates must be agreed to in advance by Customer Party with respect to testing that will require involvement by Customer or any of its personnel or clients. Supplier shall consult with Customer Party with respect to the results of any such testing and provide relevant information related thereto.
28.03 BCP Review. Without limiting the foregoing, Supplier shall annually review the Business Continuity Plan with Customer. If, following such review, changes are required to the Business Continuity Plan, Supplier shall make such changes as a Non-Chargeable Change, to the extent applicable (otherwise Customer shall pay for such changes pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9), and shall provide Customer an updated version of the Business Continuity Plan.

ARTICLE 29 MISCELLANEOUS.
29.01 Amendment. No amendment of this Agreement shall be valid unless in writing and signed by an authorized representative of each Contracting Party (as designated by each Contracting Party from time to time).
29.02 Assignment. Neither Contracting Party shall assign this Agreement, or any amounts payable pursuant to this Agreement, without the prior consent of the other; provided, however, that Customer Party may assign this Agreement to: (1) an entity acquiring all or substantially all of the assets of Customer Party; (2) the successor in any merger involving Customer Party; or (3) an Affiliate of Customer Party; provided, however, that such assignment shall not relieve the Customer Party from its obligations under this Agreement. This Agreement shall be binding upon the successors and permitted assigns of the Contracting Parties.
29.03 Business Ethics. Supplier shall not pay any salaries, commissions or fees (or make any other payments or rebates) of more than minimal value to any employee, officer or director of Customer (or any designee of such employee, officer or director) or favor any such individual with lavish gifts, entertainment, services or goods in connection with this Agreement.
29.04 Dispute Resolution.
(1)Subject to Section 23.05, Section 29.18 and Article 5 of Exhibit 9, any dispute arising out of this Agreement shall be considered by the Customer Executive and Supplier Executive no later than 10 business days after receipt of a notice from either Contracting Party specifying the nature of the dispute ("Dispute Notice"). If such individuals do not resolve such dispute within 10 business days after the date of receipt of a Dispute Notice, the Contracting Parties shall escalate the dispute to the Customer Senior Executive and Supplier Senior Executive (and any additional agreed-upon designees of the Contracting Parties). If such individuals do not resolve such dispute within 20  business days after the date of receipt of a Dispute Notice, then either Contracting Party may otherwise pursue its rights and remedies under this Agreement.
(2)In the event of a dispute between Customer and Supplier, Supplier shall continue to perform its obligations in accordance with this Agreement in good faith during the resolution of such dispute and shall not for any reason disable any Hardware or Software used to provide the Services or perform any other action that prevents, impedes or reduces in any way the provision of the Services or Customer's ability to conduct its activities, unless and until (a) authority to do so is granted by Customer or conferred by a court of competent jurisdiction or (b) this Agreement is terminated and all Termination Assistance Services have been completed in accordance with this Agreement.
29.05 Divestiture and Acquisition.
(1)If Customer divests an entity or business unit, in whole or in part, Customer Party may elect either to (a) discontinue receipt of that part of the Services that was provided to the divested entity or business unit, subject to the provisions of Exhibit 4 or (b) have Supplier continue to provide the Services to such divested entity or business unit in accordance with the then-existing terms and charging methodologies for the Services, for a period not to exceed the lesser of (i) 18 months from the effective date of such divestiture (provided, however, that Supplier shall extend such period for an additional six months upon Customer Party's request) and (ii) the remainder of the Term; provided, however, that such divested entity or business unit continues to be bound by the terms and conditions of this Agreement. Any divested entity or business unit of Customer receiving Services pursuant to this Section shall be deemed a Service Recipient and, subject to Section 29.18, shall receive the same rights Customer has under this Agreement, and Customer Party shall remain the Contracting Party for all purposes under this Agreement. If any divested entity or business unit of Customer desires to be a customer of Supplier and to have all rights afforded to Customer under this Agreement relating to those Services it continues to receive after its divestiture, Supplier shall negotiate with such divested entity or business unit in good faith to enter into a mutually agreeable services agreement. If transition services are required in order to commence providing Services to a divested entity or business unit, the Contracting Parties shall negotiate in good faith the terms and conditions (including scope and price) under which Supplier shall provide such transition services, and Supplier shall complete such transition services within the applicable timeframes. Supplier shall perform such transition services as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for such transition services pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9.
(2)In the event that Customer acquires an entity or business, Customer Party may elect to have Supplier provide some or all of the Services to such acquired entity or business in accordance with the then-existing terms and charging methodologies for such Services. If transition services are required in order to commence providing Services to the acquired entity or business, the Contracting Parties shall negotiate in good faith the terms and conditions (including scope and price) under which Supplier shall provide such transition services, and Supplier shall complete such transition services within the applicable timeframes. Supplier shall perform such transition services as Non-Chargeable Changes, to the extent applicable, otherwise Customer shall pay for such transition services pursuant to the Change Control Procedures and the issue escalation procedures set forth in Article 5 of Exhibit 9.
29.06 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Contracting Parties with respect to the subject matter hereof and represents the entire agreement between the Contracting Parties with respect to that subject matter.
29.07 Export. Each Party shall comply with all export Laws, restrictions and national security controls of the United States and all other applicable international or foreign governments, agencies and authorities (the "Export Controls"). Prior to either Party exporting any technology or material (including data) or any other regulated item of Customer from the United States (or any other country) to perform the Services, Customer Party shall promptly (with cooperation and assistance from Supplier Party): (1) identify the Export Controls applicable to such technology and materials, including any required licenses, consents, authorizations or approvals; and (2) notify Supplier Party of such Export Controls. The Party exporting such data shall then (a) endeavor to obtain any such required licenses, consents, authorizations and approvals or, if and as requested by the other Party, cooperate with and assist the other Party in obtaining such licenses, consents, authorizations or approvals and (b) provide any documents requested by the other Party to demonstrate compliance with the Export Controls. In addition, Supplier shall not access any Customer Data from a country embargoed by the United States, and Customer shall not engage in any business from or to a country embargoed by the United States.
29.08 Good Faith and Fair Dealing. Except where explicitly stated otherwise (e.g., use of "sole discretion"), the performance of all obligations and exercise of all rights by each Party shall be governed by the principle of good faith and fair dealing and by a commercially reasonable standard. Neither Party shall unreasonably withhold any consents or approvals to be given under this Agreement.
29.09 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of New York without giving effect to the principles of conflicts of law. This Agreement shall not be governed by the U.N. Convention on Contracts for the International Sale of Goods. Each Contracting Party consents to the exclusive jurisdiction of, and service of process by, the United States District Court for the Southern District of New York or the state courts of the State of New York, Borough of Manhattan with respect to any legal action, suit or proceeding by a Contracting Party arising out of this Agreement. Each Contracting Party waives its rights to trial by jury.
29.10 Independent Contractor. Supplier is an independent contractor of Customer. Officers, directors, employees, personnel, agents and contractors retained by or on behalf of Supplier to perform Supplier's obligations under this Agreement shall at all times be under Supplier's exclusive direction and control and shall in no way be deemed to be an employee, agent or contractor of Customer.
29.11 Notices. All notices, consents, approvals, agreements, authorizations, acceptances, rejections and waivers under this Agreement shall be in writing and shall be deemed given when: (1) delivered by hand to the applicable Contracting Party at the address specified; (2) received by that addressee at that address by certified mail, return receipt requested, with postage fully prepaid; or (3) for those items the Contracting Parties agree may be communicated via e-mail, the person specified at the e-mail address specified has acknowledged or confirmed receipt thereof. The Contracting Parties may change the address or person for notification upon 10 days' notice to the other. The initial notification information for each Contracting Party is:
For Supplier:
IBM Corporation
1 North Castle Drive
Armonk, New York 10504
Attention: VP – GTS, Financial Services

with a copy to:
IBM Corporation
1 North Castle Drive
Armonk, New York 10504
Attention: VP Assistant General Counsel, Global Technology Services

For Customer Party:
Broadridge Financial Solutions, Inc.
2 Gateway Center, 14th Floor
Newark, New Jersey 07102
Attention: President

with a copy to:
Broadridge Financial Solutions, Inc.
5 Dakota Drive, Suite 300
Lake Success, New York 11042
Attention: General Counsel

29.12 No Exclusive Agreement. Nothing in this Agreement shall be deemed to grant to Supplier an exclusive right or privilege to provide the Services to Customer.
29.13 Non-Solicitation. During the Term and for 12 months thereafter, Supplier shall not solicit or recruit any employee of Customer involved in Customer's receipt of the Services. In this Section, "solicit" does not include general advertising in newspapers, other periodicals or web postings which are not targeted at the employees of Customer, including where an employee of Customer responds to such general advertising.

29.14 Publicity. Neither Party shall, without the prior, proper and final approval of the other Party in each instance: (1) use the name, trade name, trademarks, service marks or logos of the other Party in any publicity releases, news releases, press releases, product packaging, signage, stationary, print literature, advertising or websites; or (2) represent (directly or indirectly) that any product or service offered by Supplier, or any Service received by Customer, has been approved or endorsed by Customer or Supplier, as applicable. Notwithstanding the foregoing, each Party may use the other Party's name and a factual description of the work performed for, or received from, the other Party in its annual reports to stockholders, internal documents, and in other public financial statements to the extent necessary for the applicable Party to comply with generally accepted accounting principles and applicable Law.
29.15 Remedies Cumulative. No specific remedy under this Agreement shall limit a Contracting Party's right to exercise all other remedies available to such Contracting Party under Law, in equity or under this Agreement, and all such remedies shall be cumulative.
29.16 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to Law or otherwise unenforceable, then the remaining provisions of this Agreement shall remain in full force and effect, except to the extent such remaining provisions are not capable of substantial performance as a result of such holding.
29.17 Survival. Section 7.04(2), Section 10.02, Section 10.03, Section 10.04, Section 11.01, Section 11.03, Section 11.04, Section 15.03, Article 18 (other than Section 18.02), Article 19, Article 21, Article 22, Section 25.10, Section 25.11, Section 25.12, Section 25.13, Section 25.14, Section 29.02, Section 29.05, Section 29.13, Section 29.14, this Section and Section 29.18 and any other provisions, Sections or Articles that by their nature should survive, shall survive the termination (or expiration) of this Agreement.
29.18 Third Party Beneficiaries. This Agreement is for the sole benefit of the Contracting Parties and their permitted assigns and each Contracting Party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Contracting Parties and their permitted assigns. No Customer Affiliate or Service Recipient other than Customer Party may file a claim, bring a cause of action, or raise a dispute under this Agreement; provided, however, that a Customer Affiliate or Service Recipient may take any action available under Law or equity to enforce this Agreement if such claim, action or dispute may be brought, filed, raised or otherwise asserted only by such Customer Affiliate or Service Recipient. No Supplier Affiliate other than Supplier Party may file a claim, bring a cause of action, or raise a dispute under this Agreement; provided, however, that a Supplier Affiliate may take any action available under Law or equity to enforce this Agreement if such claim, action or dispute may be brought, filed, raised or otherwise asserted only by such Supplier Affiliate.
29.19 Waiver. No delay or omission by either Contracting Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Contracting Party of any breach or obligation shall not be construed to be a waiver of any succeeding breach or any other obligation.
29.20 Customer Competitors. On a quarterly basis the Parties shall review Exhibit 21 to determine whether to modify the list of Customer Competitors set forth therein. Any addition, deletion or other modification to Exhibit 21 shall be as agreed by the Parties; provided, however, that Customer shall have the right to add to Exhibit 21, without Supplier's agreement or approval, any entity (which entity may include any Affiliate or business division of Supplier Party) which (1) provides shareholder proxy services or (2) has 15 percent or more market share (measured by share of gross revenues) in any of the Customer Lines of Business.
29.21 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one single agreement between the Parties. Electronically transmitted signatures shall have the full force and effect of an original signature.
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IN WITNESS WHEREOF, the authorized representatives of the Contracting Parties have executed this Agreement as of the Restated Date.

INTERNATIONAL BUSINESS MACHINES CORPORATION	BROADRIDGE FINANCIAL SOLUTIONS, INC

By: /s/Rodrigo Kede Lima	By: /s/Timothy C. Gokey
Name: Rodrigo Kede Lima	Name: Timothy C. Gokey
Title: GM Global Tech. Services	Title: President and CEO
Date: 12/31/19	Date: 12/31/2019